Exhibit 10.57

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement dated July 14, 2017, amends and restates a certain Construction Loan and Security Agreement dated February 6, 2009, by and between Tradeport Development III, LLC, a Connecticut limited liability company, with a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut (the “Borrower”), Griffin Industrial Realty, Inc. f/k/a Griffin Land & Nurseries, Inc., a Delaware corporation with a usual place of business at 204 West Newberry Road, Bloomfield, Connecticut (the “Guarantor”) and Berkshire Bank, a Massachusetts banking corporation, with a usual place of business at 19 Harrison Avenue, Springfield, Massachusetts.

1.00  DEFINITIONS AND RULES OF INTERPRETATION.

1.01  DEFINITIONS

The following terms shall have the meanings set forth in this Section 1.01 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

“Advance” shall mean, any disbursement of the proceeds of the Loan made or to be made by the Lender pursuant to this Agreement.

“Agreement” shall mean, this Agreement, including the Schedules and Exhibits hereto, all of which are incorporated herein by reference.

“Appraisal” shall mean, an appraisal of the value of the Mortgaged Premises, determined on an “AS IS” basis, performed by a qualified independent appraiser approved by the Lender.

“Assignee”.  See Section 23.01.

“Assignment of Leases” shall mean, the Assignment of Leases and Rents, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Mortgaged Premises, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

“Borrower” shall have the meaning as defined in the preamble hereto.

“Business Day” shall mean, any day on which the Lender is open for the transaction of banking business in Springfield, Massachusetts.

“CERCLA”.    See Section 7.16 (a).

“Closing Date” shall mean, the first date on which the conditions set forth in Section 10.00 have been satisfied and the Advance is made.

“Code” shall mean, the Internal Revenue Code of 1986.

“Collateral” shall mean, all of (a) the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, that which is defined in Section 12.00 hereof.

“Commitment” shall mean, the terms letter for the Term Loan issued by the Lender to the Borrower, dated May 11, 2017.

"Debt" means, as applied to any Person, as of any date of determination (without duplication):

(a) all obligations of such Person for borrowed money (whether or not represented by bonds, debentures, notes, drafts or other similar instruments) or evidenced by bonds, debentures, notes, drafts or similar instruments;

(b)all obligations of such Person for all, or any part of, the deferred purchase price of property or services, or for the cost of property constructed or of improvements thereon, other than trade accounts payable incurred, in respect of property purchased, in the ordinary course of business, which are not overdue or which are being contested in good faith by appropriate proceedings and are not required to be classified on such Person's balance sheet, in accordance with GAAP, as debt;

(c)all obligations secured by any Lien on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of such obligation;

(d)all capital lease obligations of such Person;

(e)all obligations of such Person, contingent or otherwise, in respect of any letter of credit facilities, bankers' acceptance facilities or other similar credit facilities other than any such obligation which relate to an underlying obligation which otherwise constitutes Debt of such Person hereunder or a current account payable of such Person incurred in the ordinary course of business;

(f)all obligations of such Person upon which interest payments are customarily made; and

(g)all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (f) of another Person;

provided,  however, that in determining the Debt of any Person, (i) all liabilities for which such Person is jointly and severally liable with one or more other Persons (including, without limitation, all liabilities of any partnership or joint venture of which such Person is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right such Person may have against any such other Persons for contribution or indemnity, and (ii) no effect shall be given to deposits, trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable.

“Debt Service Coverage Calculation Period” means beginning with the period December 1, 2016 to November 30, 2017, twelve (12) calendar months commencing on December 1st and ending on November 30th, and it shall be conducted annually thereafter.”

“Debt Service Coverage Ratio” means on each calculation date for the applicable Debt Service Coverage Ratio Calculation Period, by calculating the ratio of (x) the Net Operating Income from the Mortgaged Premises for the immediately preceding Debt Service Coverage Ratio Calculation Period, to (y) the sum of the monthly payments of principal and interest which were due and payable under the Note for the immediately preceding Debt Service Coverage Ratio Calculation Period.

“Default” shall mean, a condition or event which would, with the giving of notice or lapse of time or both, constitute an Event of Default.

“Default Rate” shall mean, the rate of interest (then) in effect at the time of an occurrence of an Event of Default plus five percent (5.00%).

“Distribution” shall mean, the declaration or payment of any distribution of cash or cash flow to the members of the Borrower, or other distribution on or in respect to any membership interests of the Borrower.

“Employee Benefit Plan” shall mean, any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multi- employer Plan.

Environmental Laws.  See Section 9.15.(a).

“ERISA” shall mean, the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate” shall mean, any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

“Event of Default”.    See Section 13.01

“Financing Statements” shall mean, Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Lender.

“Generally Accepted Accounting Principles” shall mean, principles that are  consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

“Governmental Authority” shall mean, the United States of America, the State of Connecticut, any political subdivision thereof, the City/Town of Windsor, and any agency, authority, department, commission, board, bureau, or instrumentality of any of them.

“Gross Revenues” means for each Loan Month, all rents, revenues and other payments received by, or for the benefit of Borrower in cash or current funds or other consideration from any source whatsoever in connection with its ownership, operation and management of the Mortgaged Premises, including all payments received by Borrower from all tenants or other occupants of the Mortgaged Premises; provided, however, secured deposits paid to Borrower by tenants under leases at the Mortgaged Premises and insurance proceeds following a casualty or damage by fire or other cause at the Mortgaged Premises, shall not be included in Gross Revenues.

“Guarantor” shall mean, Griffin Industrial Realty, Inc.

“Guaranty” shall mean the Limited Guaranty dated or to be dated on or prior to the Closing Date, made by the Guarantor in favor of the Lender, pursuant to which the Guarantor guarantees to the Lender the payment and performance of the Guaranteed Obligations, as defined in such Limited Guaranty.

“Hazardous Materials”.    See, Section 7.16.

“Head Office” shall mean 19 Harrison Avenue, Springfield, MA 01103.

“Hedging Contract” (sometimes referred to as “SWAP Agreement”) means each ISDA Master Agreement and schedules and related confirmations, transactions executed or delivered in connection therewith with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or similar transaction or any combination of these transactions as the same may be hereafter amended, restated, renewed, replaced, supplemented or otherwise modified from time to time.

“Impositions”  means with respect to Borrower relating to the Mortgaged Premises, all taxes of every kind and nature, sewer rents, charges for water, for setting or repairing meters and for all other utilities serving the Mortgaged Premises, and assessments, levies, inspection and license fees and all other charges imposed or assessed against the Mortgaged Premises or any portion thereof, including the income derived from the Mortgaged Premises and any stamp or other taxes which might be required to be paid with respect to the Loan Documents, any of which might, if unpaid, result in a lien on the Mortgaged Premises or any portion thereof, regardless of whom assessed.

“Improvements” shall mean, an industrial warehouse containing 304,200 square feet leased by the Primary Tenant on the Land.

“Incipient Default” means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Indebtedness” shall mean, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the Borrower’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the Borrower, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling Borrower to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

“Indemnity Agreement” shall mean, the Amended and Restated Environmental Compliance and Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Lender, pursuant to which the Borrower and the Guarantor agree to indemnify the Lender with respect to Hazardous Materials and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

"Interest Charges" for any period shall mean all interest (including the imputed interest factor in respect of Capitalized Leases) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a proforma basis for indebtedness having a variable interest rate shall be calculated at the rate in effect on the day of any determination.

"Interest Expense" means for any period, the sum of the following amounts for the Borrower: (a) the aggregate amount of all interest accrued (whether or not actually paid) during such period in respect of Debt (including, without limitation, imputed interest on Capital Leases), plus (b) amortization of debt discount and expense.

“Investments” shall mean, all expenditures made and all liabilities incurred (contingently  or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:  (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Land” shall mean, the real property located at 100 International Drive, Windsor, Connecticut, and described in Exhibit “A” to this Agreement.

“Lease(s)” shall mean, leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in the Improvements or on the Land by Persons other than the Borrower, and as of the date hereof, it shall mean that certain Indenture of Lease between the Borrower and the Primary Tenant dated January 9, 2009 as amended by First Amendment to Lease dated December 8, 2009, further amended by the Second Amendment to Indenture of Lease dated June 22, 2017, concerning the Mortgaged Premises.

“Lender” shall mean, Berkshire Bank, its successors and assigns.

“Lender Hedging Obligations” means all obligations of Borrower to Lender, any Affiliate of Lender or Berkshire Bank (if, any time after the Closing Date, Berkshire Bank has assigned its interest as “Lender” hereunder to a third party, with respect to such Lender Hedging Obligations arising under a Hedging Contract entered into prior to the date of such assignment) under any other agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and shall include without limitation, any interest rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options or similar agreements including, without limitation, the Hedging Contract.

“LIBOR Interest Rate” means one (1) month LIBOR Rate.

“LIBOR Loan” means any Loan when and to the extent that the interest rate therefore is determined by reference to the LIBOR Interest Rate.

“LIBOR Rate” shall mean the rate of interest set, determined or announced on a periodic basis by the British Bankers Association as the average of the Interbank offered one (1) month rate for U.S. Dollar deposit in the London Interbank market, published two (2) business days before each change date in the “Money Rate” section of “The Wall Street Journal” (or if such publication shall cease to publish such rate, then the rate published in such other nationally recognized publication as the Bank may from time to time specify).  If the British Bankers Association, or its successors, shall no longer publish the “LIBOR Rate” for one (1) month, then “LIBOR Rate” hereunder shall mean the highest one (1) month LIBOR Rate set, determined or announced on a periodic basis by the largest London bank (the “Index”).  If the Index becomes unavailable during the term of this loan, Bank may designate a substitute index after notifying Borrower.

“Loan” shall mean, the loan which is the subject of this Agreement.

“Loan Amount” means Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000).

“Loan Documents” shall mean, this Agreement, the Term Note, the Indemnity Agreement and the Security Documents and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Term Loan, excluding Hedging Contracts.

"London Banking Day" shall mean any Business Day on which commercial banks are open for international business (including dealing in U.S. dollar ($) deposits) in London, England and Boston, Massachusetts.

“Master Lease Agreement” means that certain Debt Service Master Lease of even date herewith between Borrower, as Landlord and Guarantor, as Tenant, an executed copy of which has been provided to Lender.

“Maturity Date” shall mean, ten (10)  years from the Closing Date.

“Mortgage” shall mean, the Open-End Construction Mortgage, dated February 6, 2009, as modified by First Amendment to Open-End Construction Mortgage and Collateral Assignment of Rents and Leases of even date herewith made by Borrower in favor of the Lender, pursuant to which the Borrower granted a first mortgage lien and first security interest in and to the Mortgaged Premises.

“Mortgaged Premises” shall mean the Land, Improvements and other property secured by the Mortgage.

“Net Cash Flow” for each Loan Month shall mean, Net Operating Income, reduced by all monthly payments of principal and interest under the Term Note.

“Net Operating Income”  for each Loan Month shall be calculated by Lender based upon Lender’s review of Borrower’s financial statements provided to Lender, together with such other financial information as Lender may request, and shall mean the Gross Revenues for the Loan Month less all Operating Expenses for the Loan Month.  For the purposes of testing Debt Service Coverage Ratio for the initial test, annual Net Operating Income shall mean all in-place Gross Revenues evidenced by a current rent roll (annualized) less budgeted Operating Expenses (budget subject to review and approval by Lender) for the upcoming twelve (12) month period, adjusted for interest and non-cash expenses.

“Obligations”  shall mean, all indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, those arising or incurred under this Agreement, any of the other Loan Documents, any Hedging Contract between Borrower and Lender, any Lender Hedging Obligations or any indebtedness, obligations and liabilities of Borrower to Lender in respect of any of the Advances or the Note or other instruments at any time evidencing any thereof.

“Outstanding” shall mean, that with respect to the Loan, the aggregate unpaid principal thereof, together with any unpaid and accrued interest thereon as of any date of determination.

“Permitted Liens” shall mean, liens, security interests and other encumbrances, as described in Exhibit “B”.

“Person” shall mean, any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Personal Property” shall mean, all materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible personal property now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Land or the Improvements, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the operation or maintenance of the Land or the Improvements or both.

“Primary Tenant” means The Tire Rack, Inc.

“Real Estate” shall mean, all real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower., including without limitation, the Land.

“Release”.  See Section 9.07.

“Requirements” shall mean, any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition and ownership of the Mortgaged Premises, the construction of the Improvements, or the use, occupancy and operation of the Mortgaged Premises following the completion of construction of the Improvements, including those relating to subdivision control, zoning, building, use and occupancy, fire prevention, health, safety, sanitation, handicapped access, historic preservation and protection, tidelands, wetlands, flood control, access and earth removal, and all Environmental Laws.

“Security Documents” shall mean, the Mortgage, the Assignment of Leases, the Financing Statements and the Guaranty, and any other agreement, document or instrument now or hereafter securing the Obligations as amended.

“Survey” shall mean, an instrument survey of the Land and the Improvements prepared in accordance with the Lender's survey requirements, such survey to be satisfactory to the Lender in form and substance.

“Taking” shall mean, any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

"Tangible Net Worth" means as of any date of determination, the net value of the Borrower's Member's Equity, as defined according to GAAP less the book value as of such date of Intangible Assets.

“Term Note” shall mean, the Term Note in the principal face amount of the Loan Amount dated or to be dated on or prior to the Closing Date, made by the Borrower to the order of the Lender, such Term Note to be in form and substance satisfactory to the Lender.

“Termination Date” shall mean, the Maturity Date.

“Title Insurance Company” shall mean, that certain Title Policy #288822195 from First American Title Insurance Company as endorsed as of the Closing Date.

1.02  RULES OF INTERPRETATION.

(a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f) The words "include", "includes" and "including" are not limiting.

(g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) Reference to a particular Section refers to that section of this Agreement unless otherwise indicated.

(i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

2.00  THE $10,600,000 TERM LOAN FACILITY

2.01  THE $10,600,000 TERM LOAN

A Ten Million Six Hundred Thousand and 00/100 Dollar ($10,600,000) Term Loan will be made available to Borrower.  The $10,600,000 Term Loan shall be repaid over a ten (10) year term based upon a twenty-five (25) year amortization schedule.

2.02  CALCULATION AND PAYMENT OF INTEREST

Interest on the Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed for each Interest Period.  Interest on the Loan shall be paid in immediately available funds at the Lending Office of the Lender.  Interest shall accrue at the applicable rates specified in the Term Note.  Any principal amount not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid in full, payable on demand, at the Default Rate.

2.03  THE TERM LOAN PROMISSORY NOTE

The Term Loan made by the Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with the Term Note substantially in the form of Exhibit “C”.

2.04  USE OF PROCEEDS

The Term Loan shall be used by the Borrowers to refinance a certain Construction Note of Borrower to Lender.

2.05    SWAP AGREEMENT

Borrower shall hedge the floating interest expense arising under the Term Loan by maintaining at all times a Hedging Contract that satisfies the following conditions: (i) any ISDA Master Agreement must utilize the ISDA 1992 Master Agreement and related Schedule and Confirmation; the counterparty to any ISDA Master Agreement must be either Lender or another financial institution reasonably acceptable to Lender; provided, that if the counterparty is not Lender, the counterparty must have a long term, unsecured and unsubordinated debt rating of at least “A” by Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. and “A2” by Moody’s Investors Service, Inc.; (ii) the initial ISDA Master Agreement must have (a) with respect to any initial Hedging Contract, a term commencing on the Closing Date and ending on the Maturity Date, or (b) with respect to any Replacement Hedging Contract, a term commencing on the effective date of such replacement swap transaction and ending on the

Maturity Date; (iii) any Hedging Contract must have at all times a notional amount not less than the then outstanding principal amount of the Term Loan; and (iv) any Hedging Contract must swap the LIBOR Rate under the Term Loan for a fixed rate of interest acceptable to Borrower and Lender.  Notwithstanding the foregoing, if for any reason, such Hedging Contract shall terminate or otherwise leave any principal under the Term Loan uncovered thereby, or if for any other reason any principal portion of the Term Loan is otherwise no longer hedged by such Hedging Contract, such uncovered amount shall be immediately due and payable by Borrower; provided however, such uncovered amount shall not be immediately due and payable by Borrower if the Borrower executes and delivers a replacement Hedging Contract (the “Replacement Hedging Contract”) meeting the conditions set forth above for such uncovered amount within four (4) business days of the effective date of such termination of the Hedging Contract or the failure of any principal portion of the Term Loan to continue to be hedged thereby.  Any Hedging Contract entered into by Borrower is subject to events of default and termination events pursuant to the terms and conditions thereof, including, without limitation, any payment of principal of the Term Loan prior to the due date of such payment.

2.06  MATURITY

The Borrower promises to pay the Lender on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the unpaid principal on the Loan outstanding on such date together with any  and all accrued and unpaid interest thereon.

2.07  FUNDING LOSS INDEMNIFICATION

The Borrower shall also pay to the Lender, upon the request of the Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost, or expense (including the then present value of any lost interest earnings as a result of any re-deployment of prepaid funds) incurred as a result of any payment of a LIBOR Loan on a date other than a scheduled principal payment day or the last day of the interest period for such Loan including, but not limited to, acceleration of the Loan by the Lender pursuant to Section 13.00

Upon request, Lender will provide Borrower with reasonable documentation of the calculation of compensation requested and relating hereto.

2.08  PREPAYMENT PREMIUM

In the event the Borrower prepays all or any portion of the Note, whether as a result of acceleration or otherwise, the Borrower will pay to the Lender on the same date that any such payment is made any breakage fee, yield maintenance charge, close out amount, termination fee or similar fee or charge as may be required pursuant to any Hedging Contract between Borrower and Lender to cover loss, cost and expense attributable to such prepayment.

3.00    THE GUARANTY

3.01The Guarantor shall execute the Limited Guaranty on or before the Closing Date.  The form of the Limited Guaranty is attached hereto as Exhibit “D.”

3.02    MASTER LEASE OBLIGATIONS ABSOLUTE AND UNCONDITIONAL.    Subject to the Primary Tenant extending its lease at the end of the current term, the Guarantor hereby agrees that its obligations under the Master Lease Agreement shall become absolute and unconditional and are subject to no limitations except those expressly set forth in this Loan Agreement.  Notwithstanding any limitation contained in any Loan Document or any other agreement, the Guarantor shall at all times be liable to Lender following demand on Guarantor for the prompt and full payment (and not merely of the collectability), performance and observance of one hundred percent (100%) of all amounts due to Borrower under the Master Lease Agreement.  The Guarantors obligations under the Master Lease Agreement are not conditioned or contingent upon the genuineness, validity or enforceability of any of the Loan Documents between the Borrower, the Guarantor and/or the Lender or other instruments relating to the creation or performance of any Obligations of the Borrower or the pursuit by the Lender of any remedies which the Lender has now or may hereafter have with respect thereto under any of the Loan Documents at law, in equity, or otherwise.  Notwithstanding anything to the contrary contained in the Master Lease Agreement or any of the Loan Documents, the Guarantor shall forthwith pay all sums due to the Borrower (or the Lender if it exercises its rights under its Collateral Assignment of Rents and Leases) without regard to any counterclaim, setoff, deduction or defense of any kind which any party obligated under the Loan Documents or Master Lease may have or assert, and without abatement, suspension, deferment, or reduction on account of any occurrence whatsoever.

3.03    NO AMENDMENTS, TERMINATIONS OR WAIVERS.

(a)The Guarantor will not amend, supplement or otherwise modify, any of the terms and conditions of the Master Lease Agreement without in each case, the prior written approval of the Lender; and

(b)The Guarantor will not, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under the Master Lease Agreement.

(c)The Guarantor will not, directly or indirectly, waive or agree or consent to the waiver of, or performance of any Obligations of the Borrower under the Master Lease Agreement.

4.00  LOAN FEES; PAYMENTS AND COMPUTATIONS; CAPITAL ADEQUACY, ETC.

4.01  LOAN FEE

The Borrower agrees to pay to the Lender on or before the Closing Date of the Loan a loan underwriting fee of 25 basis points, or Twenty-Six Thousand Five Hundred and 00/100 Dollars ($26,500).

4.02    FUNDS FOR PAYMENT

(a) All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Document shall be made to the Lender at its Head Office or at such other location that the Lender may from time to time designate, in each case not later than 2:00 p.m. (Boston time) on the date when due in immediately available funds in lawful money of the United States.

(b) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it under the Note or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable under the Note or under such other Loan Document, such additional amount as shall be necessary to enable the Lender to receive the same amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under the Note or under such other Loan Document.

4.03  COMPUTATIONS

Except as otherwise provided in this Agreement, the Note, whenever a payment thereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loan as reflected on the Record from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Lender to the contrary.

4.04  ILLEGALITY

Notwithstanding any other provision in this Agreement, if the Lender determines that any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Lender (or its Lending Office) to (1) maintain the Loan, then upon notice to the Borrower by the Lender the Loan shall terminate; or (2) maintain or fund LIBOR Loans, then upon notice to the Borrower by the Lender the outstanding principal amount of the LIBOR Loans, together with interest accrued thereon, and any other amounts payable to the Lender under this Agreement shall be repaid or converted to a prime Loan at the option of the Borrower (a) immediately upon demand of the

Lender if such change or compliance with such request, in the judgment of the Lender, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

4.05    DISASTER

Notwithstanding anything to the contrary herein, if the Lender determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR  is not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on LIBOR Loan as provided in this Agreement then the Lender shall forthwith give notice thereof to the Borrower, whereupon (a) the obligation of the Lender to make LIBOR Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist; and (b) the Borrower shall repay in full, or convert to a  Loan with a comparable rate of interest, in full, the then outstanding principal amount of  the Loan, together with accrued interest thereon.

4.06  ADDITIONAL PAYMENTS

If after the date of this Agreement the Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) as a result from any change after the date of this Agreement in United States, Federal, State, Municipal or Foreign Laws or Regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof which changes the basis of taxation of any amounts payable to the Lender under this Agreement, including the Loan,  (other than taxes imposed on the overall net income of the Lender for any of such loans by the jurisdiction where the principal office of the Lender is located), then the Lender shall notify the Borrower thereof.  The Borrower agrees to pay to the Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Lender of a statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.  In determining such amount, the Lender may use reasonable averaging and attribution methods.

5.00  COLLATERAL SECURITY AND GUARANTY

5.01  MORTGAGE LIEN

The Obligations shall be secured by, inter alia, (i) a perfected first priority mortgage lien on the Mortgaged Premises, (ii) a perfected first absolute assignment of rentals and leases concerning the Mortgaged Premises, and (iii) a first perfected priority security interest in all Collateral, whether now owned or hereafter acquired, pursuant to the terms of Section 12.00 of this Agreement and the Security Documents to which the Borrower is a party.  This security interest is in addition to, and not in substitution of, a security interest of even date granted from Borrower to Lender in the Mortgage and the definition of "Collateral" therein shall be incorporated herein by reference as if originally stated herein.  Any conflict between this Agreement and the

Mortgage and Security Agreement shall be resolved in each instance, in the sole discretion of the Lender.

5.02    CONTROL

Borrower will cooperate with Lender, and execute agreements required by Lender, in obtaining control with respect to Collateral consisting of:

(i) deposit accounts;

(ii)  investment property;

(iii)  letter of credit rights; and

(iv)  electronic and chattel paper.

The Borrower grants Lender a limited power of attorney to enter into a Control Agreement on behalf of the Borrower to effectuate the forgoing.

Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Lender, indicating that Lender has a security interest in the chattel paper.

5.03  CROSS DEFAULT

A default of any of the terms and conditions of any Obligation, of the Borrower and/or Guarantor to the Lender (including, without limitation any reimbursement obligations arising out of any Letters of Credit which the Lender may later issue on behalf of the Borrower and/or Guarantor) or any document or instrument evidencing such an obligation, shall constitute a default of the Note, this Agreement, and all Obligations of the Borrower and/or Guarantor to the Lender whether evidenced by notes or otherwise.

6.00  CERTAIN RIGHTS OF LENDER

6.01  APPRAISAL

At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Mortgaged Premises.  Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide Lender or Lender’s appraiser with the following: (i) reasonable access to the Mortgaged Premises, (ii) a current certified rent roll for the Mortgaged Premises in form and substance satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) a site plan and survey of Mortgaged Premises and the Building, (v) the building plans and specifications, including typical elevation and floor plans, (vi) a photocopy of the transfer documents conveying the beneficial interest in the Mortgaged Premises to Borrower, together with the legal description of the Mortgaged Premises, (vii) the current and prior year real estate tax bills, (viii) a detailed list of past and scheduled capital improvements and the costs thereof, (ix) a summary of the then current ownership entity, (x) all environmental reports and other applicable information relating to the Mortgaged Premises and the Building, and (xi) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Mortgaged Premises and the Building.  The appraiser performing any such appraisal shall be engaged by Lender, and if an Event of Default has occurred then Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of the Mortgaged Premises.

7.00A  REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows:

7.01A  ORGANIZATION, AUTHORITY, ETC.

(a) Organization; Good Standing. The Borrower is a limited liability company duly organized pursuant to the Articles of Organization dated October 20, 2008 and filed with the Connecticut Secretary of State on October 20, 2008, and is validly existing and in good standing under the laws of the State of Connecticut. The Borrower, (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary.

(b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transaction contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of any operating agreement and articles of organization, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Mortgage, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.02A  TITLE TO MORTGAGED PREMISES AND OTHER PROPERTIES

Excluding the Permitted Liens:

(a) The Borrower holds good clear record and marketable fee simple absolute title to the Land and the Improvements, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances.

(b) The Borrower owns all of the assets reflected in any financial statements provided to Lender as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

7.03A  FINANCIAL STATEMENTS

There has been furnished to the Lender financial information of the Borrower in connection with the application for the Loan (the “Financial Information”). Such Financial Information, to the best of Borrower’s knowledge, has been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended.

7.04A    NO MATERIAL CHANGES, ETC.

Since the date of the Financial Information, there has occurred no material adverse change in the financial condition or business of the  Borrower other than changes in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the Borrower.

7.05A    INTELLECTUAL PROPERTY

Borrower owns or has a valid right to use all patents, copyrights, trademarks, licenses, trade names or franchises now being used or necessary to conduct its business, all of which are listed on Exhibit “E”, hereto and the conduct of its business as now operated does not conflict with valid patents, copyrights, trademarks, licenses, trade names or franchises of others in any manner that could materially adversely affect in any manner the business or assets or condition, financial or otherwise, of Borrower.  True and complete copies of each license and franchise agreement, and evidence of all patents, copyrights, trademarks and trade names, have previously been delivered to the Lender.

7.06A  LITIGATION

There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to construct, use and occupy the Improvements or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

7.07A  NO MATERIALLY ADVERSE CONTRACTS, ETC.

The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower.

7.08A  COMPLIANCE WITH OTHER INSTRUMENTS

The Borrower is not in violation of any provision of its Certificate of Organization or Operating Agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

7.09A  TAX STATUS

The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower knows of no basis for any such claim.

7.10A  NO EVENT OF DEFAULT

No Default or Event of Default has occurred and is continuing.

7.11A  INVESTMENT COMPANY ACT

The Borrower is not an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

7.12A  ABSENCE OF FINANCING STATEMENTS, ETC.

There is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral or (b) any other assets or property of the Borrower or any rights relating thereto, except with respect to Permitted Liens.

7.13A  SETOFF, ETC.

The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

7.14A  CERTAIN TRANSACTIONS

Except as set forth on Exhibit “F”  hereto, none of the officers, trustees, directors, partners, members or employees of the Borrower are presently a party to any transaction with the Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director, partner or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, partner, member or any such employee has a substantial interest or is an officer, director, trustee, member or partner.

7.15A  EMPLOYEE BENEFIT PLANS MULTI-EMPLOYER PLANS GUARANTEED PENSION PLANS

Neither the Borrower nor any ERISA Affiliate other than the Guarantor, maintains or contributes to any Employee Benefit Plan, Multi- employer Plan or Guaranteed Pension Plan.

7.16A  ENVIRONMENTAL COMPLIANCE

The Borrower has taken all necessary action to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations and warranties to its knowledge.

(a) None of the Borrower, or any operator of the Real Estate, or any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation involves the Land or would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

(b) The Borrower has not received notice from any third party including, without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by  42 U.S.C. § 9601(5), any hazardous substances as defined by 42 U.S.C. § 9601(14), any pollutant or contaminant as defined by 42 U.S.C.§ 9601(33) or any toxic substances, oil or hazardous materials as defined by M.G.L. c. .21E, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower  or the Guarantor conduct a remedial investigation, removal or other response action pursuant to any Environmental Laws; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

(c) Except as set forth on Exhibit “G” attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, or the operators of their properties, no Hazardous Materials have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

(d) Except as set forth in Exhibit “G”, none of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

7.17A  MEMBERS AND MANAGERS

The members of the Borrower are identified on the organizational chart attached as Exhibit “H”.

7.18A  CONDITION OF MORTGAGED PREMISES

None of the Mortgaged Premises nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

7.19A  RESERVED

7.20A  REAL PROPERTY TAXES; SPECIAL ASSESSMENTS

There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Premises or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Lender true and correct copies of real estate tax bills for the Mortgaged Premises for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Premises. There are no betterment assessments or other special assessments presently pending with respect to any part of the Mortgaged Premises, and the Borrower has received no notice of any such special assessment being contemplated.

7.21A  VIOLATIONS

The Borrower has received no notices of, or has any knowledge of, any violations of any applicable law.

7.22A  PRINCIPAL DEPOSITORY

The Borrower further agrees that it shall conduct its principal (majority) banking business with the Lender, including, without limitation, retaining the Lender as its principal depository savings accounts, checking accounts, general demand depository accounts, and such other accounts as are utilized by the Borrower from time-to-time.

7.23A    FINANCIAL STATEMENTS

The balance sheet of the Borrower and the related statements of income and retained earnings and cash flow of the Borrower for the fiscal year then ended, and the accompanying footnotes, together with any interim financial statements of the Borrower, copies of which have been furnished to the Lender, are complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year‑end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower since the presentation to the Lender of the most recently dated financial statements, nor are there any liabilities of the Borrower , fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

7.24A    LABOR DISPUTES AND ACTS OF GOD

Neither the business nor the properties of the Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower.

7.25A    OTHER AGREEMENTS

The Borrower is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability company restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. The Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

7.26A    LITIGATION

There is no pending or threatened action or proceeding against or affecting the Borrower before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower, or the ability of the Borrower to perform their obligations under the Loan Documents to which it is a party.

7.27A    NO JUDGMENTS

The Borrower has satisfied all judgments, and the Borrower is  not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or Federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

7.28A    ERISA

The Borrower is to the best of its knowledge in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; the Borrower, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the

Borrower, nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

7.29A    DEBT

Set forth in the financial statements referred to in this Agreement, to the extent required by GAAP, is a complete and correct list of all Debt in respect of which the Borrower is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefore are correctly described or indicated in such financial statements.   Exhibit “I” correctly  lists all secured and unsecured Debt of the Borrower outstanding as of the date of this Agreement, and shows, as to each item of Debt listed thereon, the obligor and obligee, the aggregate principal amount outstanding on the date hereof.

7.30A  EXECUTIVE AGREEMENTS

None of the executive officers of the Borrower is subject to any agreement in favor of anyone, other than Borrower, which limits or restricts that person’s right to engage in the type of business activity conducted or proposed to be conducted by such Borrower or to use therein any property or confidential information or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer.

7.31A    FOREIGN ASSET CONTROL REGULATIONS

Neither the execution of this Agreement nor the use of the proceeds thereof violates the Trading with the Enemy Act of 1917, as amended, nor any of the Foreign Assets Control Regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945.

7.00B  REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Lender as follows:

7.01B  ORGANIZATION, AUTHORITY, ETC.

(a) Organization; Good Standing. The Guarantor is a corporation duly organized pursuant to the Articles of Organization dated March 10, 1970 and filed with the Delaware Secretary of State on March 10, 1970 and is validly existing and in good standing under the laws of the State of Delaware. The Guarantor, (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction where the Land is located and in each other jurisdiction where such qualification is necessary.

(b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Guarantor is or is to become a party and the transaction contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of any operating agreement and articles of organization, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Mortgage, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

(c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.02B  FINANCIAL STATEMENTS

There has been furnished to the Lender financial information of the Guarantor in connection with the application for the Loan (the “Financial Information”). Such Financial Information, to the best of Guarantor’s knowledge, has been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Guarantor as at the close of business on the date thereof and the results of operations for the fiscal year then ended.

7.03B    NO MATERIAL CHANGES, ETC.

Since the date of the Financial Information, there has occurred no material adverse change in the financial condition or business of the  Guarantor other than changes in the ordinary course of business that have not had any material adverse effect either individually or in the aggregate on the business or financial condition of the  Guarantor.

7.04B  LITIGATION

There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the

Guarantor to construct, use and occupy the Improvements or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

7.05B  NO MATERIALLY ADVERSE CONTRACTS, ETC.

The Guarantor is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Guarantor. The Guarantor is not a party to any contract or agreement that has or is expected, in the judgment of the Guarantor's officers, to have any materially adverse effect on the business of the Guarantor.

7.06B  COMPLIANCE WITH OTHER INSTRUMENTS

The Guarantor is not in violation of any provision of its Certificate of Organization or Operating Agreement or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or materially and adversely affect the financial condition, properties or business of the Guarantor.

7.07B  TAX STATUS

The Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Guarantor knows of no basis for any such claim.

7.08B    FINANCIAL STATEMENTS

The balance sheet of the Guarantor and the related statements of income and retained earnings and cash flow of the Guarantor for the fiscal year then ended, and the accompanying footnotes, together with any interim financial statements of the Guarantor, copies of which have been furnished to the Lender, are complete and correct and fairly present the financial condition of the Guarantor as at such dates and the results of the operations of the Guarantor for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year‑end adjustments in the case of the interim financial statements), and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Guarantor since the presentation to the Lender of the most recently dated financial statements, nor are there any liabilities of the Guarantor , fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit or report furnished by the Guarantor to the Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

7.08B    LABOR DISPUTES AND ACTS OF GOD

Neither the business nor the properties of the Guarantor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Guarantor.

7.09B    OTHER AGREEMENTS

The Guarantor is not a party to any indenture, loan or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or limited liability company restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Guarantor, or the ability of the Guarantor to carry out its obligations under the Loan Documents to which it is a party. The Guarantor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

7.10B    LITIGATION

There is no pending or threatened action or proceeding against or affecting the Guarantor before any court, governmental agency, or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Guarantor, or the ability of the Guarantor to perform their obligations under the Loan Documents to which it is a party.

7.11B    NO JUDGMENTS

The Guarantor has satisfied all judgments, and the Guarantor is  not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or Federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

7.12B    ERISA

The Guarantor is to the best of its knowledge in compliance in all material respects with all applicable provisions of ERISA.  Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; the Guarantor, nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Guarantor and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Guarantor, nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

7.13B    DEBT

Set forth in the financial statements referred to in this Agreement, to the extent required by GAAP, is a complete and correct list of all Debt in respect of which the Guarantor is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefore are correctly described or indicated in such financial statements.   Exhibit “I” correctly  lists all secured and unsecured Debt of the Guarantor outstanding as of the date of this Agreement, and shows, as to each item of Debt listed thereon, the obligor and obligee, the aggregate principal amount outstanding on the date hereof.

7.14B  EXECUTIVE AGREEMENTS

None of the executive officers of the Guarantor is subject to any agreement in favor of anyone, other than Guarantor, which limits or restricts that person’s right to engage in the type of business activity conducted or proposed to be conducted by such Guarantor or to use therein any property or confidential information or which grants to anyone other than the Guarantor any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer.

7.15B    FOREIGN ASSET CONTROL REGULATIONS

Neither the execution of this Agreement nor the use of the proceeds thereof violates the Trading with the Enemy Act of 1917, as amended, nor any of the Foreign Assets Control Regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945.

8.00  AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as the Loan is outstanding or the Lender has any obligation to make any Advances:

8.01  PUNCTUAL PAYMENT

The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Note, this Agreement and such other Loan Documents.

8.02  MAINTENANCE OF OFFICE

The Borrower will maintain an office in Bloomfield, Connecticut or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

8.03  RECORDS AND ACCOUNTS

The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

8.04  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION

The Borrower (as indicated), at its sole expense, will deliver to the Lender:

(a) within one hundred twenty (120) days of fiscal year end, the  internal statement of operations, statement of cash flow and balance sheets of Borrower;

(b) within thirty (30) days after the receipt of the Primary Tenant’s audited financial statements, the Borrower shall provide them to Lender; and

(c) from time to time such other reasonable financial data and information as the Lender may request.

8.05  NOTICES

(a) Defaults. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof,  the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

(b) Environmental Events. The Borrower will promptly give notice to the Lender (i) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves the Mortgaged Premises or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or such general partner or the Lender's liens or security interests pursuant to the Security Documents.

(c) Notification of Claims against Collateral.  The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

(d) Notice of Nonpayment. The Borrower will immediately notify the Lender in writing if the Borrower receives any notice, whether oral or written, from any laborer, subcontractor or materialman to the effect that such laborer, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction of the Improvements

(e) Notice of Litigation and Judgments.  The Borrower will give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceeding threatened in writing or any pending litigation and proceedings affecting the Mortgaged Premises or affecting the Borrower or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower or any of its general partners and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $10,000.00.

(f) Notice of Occupancy by Tenants. Excluding the Primary Tenant, the Borrower will give written notice to the Lender at least ten (10) days prior to the commencement of, and again on the date of, occupancy of the Improvements by any tenant under a Lease, stating the name of the tenant, the date of occupancy, and the area so occupied.

8.06  EXISTENCE

The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Connecticut limited liability company. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business to the maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

8.07  INSURANCE

8.07.1    INSURANCE.   Borrower shall, at its sole cost and expense, or shall cause the Primary Tenant to insure and keep insured the Mortgaged Premises, against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time reasonably require.   Borrower shall also carry such other insurance, and in such amounts, as Lender may from time to time reasonably require, against insurable risks which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the availability of insurance and to the type of construction, location, utilities, use and occupancy of the Mortgaged Premises or any replacements or substitutions therefor ("Additional Insurance"). Such Additional Insurance may include flood, earthquake, business interruption and demolition and shall be obtained within 30 days after demand by Lender. Otherwise, Borrower shall not obtain any separate or additional insurance which is contributing in the event of loss, unless it is properly endorsed and otherwise reasonably satisfactory to Lender in all respects.  Except as otherwise required under the existing Lease with the Primary Tenant, any proceeds of insurance in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) paid on account of any damage to or destruction of the Mortgaged Premises or any portion thereof shall be paid over to the Lender and shall be applied and distributed as provided for herein and in the Mortgage.

8.07.2(a)    EVIDENCE OF COVERAGE.  The insurance shall be evidenced by the original policy or a true and certified copy of the original policy, or in the case of liability insurance, by certificates of insurance. Certificates evidencing such insurance shall be delivered to Lender at or prior to Closing and certified copies or original policies shall be delivered to Lender within thirty (30) days following Closing. On or before the stated due date, Borrower or the Primary Tenant shall pay all premiums and fees for the insurance policies required hereunder. Borrower shall deliver certified copies of all policies and renewals (or certificates evidencing the same) to Lender at least thirty (30) days before the expiration of existing policies. Each such policy shall provide that such policy may not be canceled or materially changed except upon 30 days prior written notice of intention of non-renewal, cancellation or material change to Lender, and that no act or thing done by Borrower shall invalidate the policy as against Lender.  Lender shall be named as Mortgagee, loss payee and additional insured on all such policies.  Notwithstanding anything to the contrary contained herein or in any provision of law, the proceeds of insurance policies coming into the possession of Lender and which are not to be used for the Work (as hereinafter defined) shall not be deemed trust funds and Lender shall be entitled to dispose of such proceeds as hereinafter provided and as set forth in the Mortgage. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender's interest only. Any amounts so disbursed by Lender pursuant to this Section 8.07 shall be deemed to be a part of the Loan and shall bear interest at the Default Rate. Nothing contained in this Section 8.07 shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be deemed a waiver of any rights accruing to Lender on account of this Section 8.07.

8.07.2(b)    SEPARATE INSURANCE.  Borrower shall not carry any separate insurance on the Mortgaged Premises concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender's prior written consent, and any such policy shall have attached a standard non-contributing mortgagee clause, with loss payable to Lender, and shall meet all other requirements set forth herein.

8.07.2(c)    DAMAGE TO OR DESTRUCTION OF MORTGAGED PREMISES.    In the event of any damage to or destruction of the Mortgaged Premises, Borrower shall give prompt written notice to Lender and provided that no Event of Default has occurred hereunder, Lender  shall release any insurance proceeds received by it to the Borrower provided that the Borrower uses it strictly in compliance with its obligations under the Lease with the Primary Tenant, Borrower shall promptly commence and diligently continue to complete the repair, restoration and rebuilding of the Mortgaged Premises so damaged or destroyed in full compliance with all legal requirements and with the provisions of the  Lease and as set forth in Section 8.07.2(d) below, and free and clear from any and all liens and claims. Such repair, restoration and rebuilding of the Mortgaged Premises are sometimes hereinafter collectively referred to as the "Work." Borrower shall not adjust compromise or settle any claim for insurance proceeds without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

8.07.2(d)  RESTORATION. Borrower warrants, covenants and represents that:

(i) During the period following a casualty until the Work has been completed, Borrower shall cause the insurance proceeds, together with any additional sums deposited by Borrower with the Lender in respect of the applicable casualty to equal or exceed such estimated cost of effecting such repair and restoration, or such portion thereof as then remains to be completed and paid for;

(ii) Upon completion of the Work, the monthly rents from all Leases remaining in full force and effect shall, in Lender's reasonable judgment, be sufficient to pay all Operating Expenses of the Mortgaged Premises and all regularly scheduled principal, interest and other sums due and payable under the Note, this Agreement and the other Loan Documents.

(iii) At all times, there shall be in force and effect for the benefit of Borrower and Lender rental interruption insurance sufficient to provide coverage for one hundred percent (100%) of all rental income lost as a consequence of such casualty for a total of at least twelve (12) months;

(iv) The Work will be effected pursuant to plans and specifications reasonably approved in writing by Lender, and by a general contractor and major subcontractors, and pursuant to contracts, approved in writing by Lender; and

(v) The Work can be effected in compliance with all applicable laws and Borrower shall have obtained all licenses, permits, consents and approvals from all applicable governmental authorities or private parties required to permit Borrower to effect such restoration and repair and to use, operate and occupy the repaired and restored premises upon completion thereof (other than those which will issue in the ordinary course upon completion) and that the same shall be in full force and effect.

8.07.2(e)    DISTRIBUTION OF PROCEEDS.  If any insurance Proceeds are used for the Work, Borrower warrants, covenants and represents:

(i) If the Work is structural or if the cost of the Work is reasonably estimated by Lender to exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), the Work shall be conducted under the supervision of a certified and registered architect or engineer. Before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, Lender shall have approved in writing the plans and specifications for the Work, which approval shall not be unreasonably withheld or delayed, it being nevertheless understood that such plans and specifications shall provide for Work so that, upon completion thereof, the Mortgaged Premises shall be at least equal in value and general utility to the Mortgaged Premises prior to the damage or destruction.

(ii) Borrower shall deliver to Lender a certificate of the architect or engineer in (i) above (or a certificate given by Borrower if no architect or engineer is so required) stating (A) that all of the Work completed has been done in compliance with the approved plans and specifications, if required under (i) above, (B) that the proceeds to be distributed are justly required to reimburse the Borrower for payments made by Borrower, or are justly due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by the Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum to be distributed is to cover payment relating to repair and restoration of personal property required or relating to the Mortgaged Premises, that title to the personal property items covered by the requested payment is vested in Borrower, and (D) that the amount of such proceeds remaining in the hands of the Lender will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as Lender may require an estimate of the cost of such completion). Additionally, Borrower shall deliver to Lender a statement signed by Borrower approving both the Work done to date and the Work covered by the payment in question.

(iii) Borrower shall deliver waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company, or by other evidence satisfactory to Lender that there has not been filed with respect to the Mortgaged Premises any mechanics' or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the personal property.

(iv) Lender or its designee shall have the right to inspect the Work at all reasonable times. The reasonable cost of any such inspection of the Work shall be paid by Borrower upon demand. Neither the approval by Lender of the plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications or the compliance of such plans and specifications, or of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(v) Borrower shall deliver a copy or copies of any certificate or certificates required by law to render occupancy and full operation of the Mortgaged Premises legal.

8.07.2(f)  MISCELLANEOUS INSURANCE PROVISIONS.

(i) The insurance requirements contained in this Section 8.07.2(f) are in addition to, and supplement the insurance requirements contained in the Mortgage.

(ii) In the event of the foreclosure of the Mortgage or other transfer of title to or assignment of the Mortgaged Premises in extinguishment of the debt due Lender in whole or in part, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement and any insurance proceeds shall inure to the benefit of and pass to Lender or any purchaser or transferee of the Mortgaged Premises.

(iii) Borrower hereby authorizes Lender, during all periods in which an Event of Default has occurred and remains uncured, to settle any insurance claims, to obtain insurance proceeds, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

8.08  TAXES

(a) The Borrower will pay, or cause to be paid and discharged, all taxes, assessments and other governmental charges imposed upon it with respect to the Mortgaged Premises or imposed upon the Mortgaged Premises at the time and in the manner required by the Mortgage, before the same shall become overdue. The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Mortgaged Premises or any part thereof or might affect the priority of the lien created by the Mortgage with respect to any Advance made or to be made by the Lender under this Agreement.

(b) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim with respect to properties other than the Mortgaged Premises need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefore.

8.09  INSPECTION OF MORTGAGED PREMISES, OTHER PROPERTIES AND BOOKS

(a) The Borrower shall permit the Lender and its agents, at the Borrower's expense, to visit and inspect the Mortgaged Premises and will cooperate with the Lender during such inspections.

(b) The Borrower shall permit the Lender at the Borrower's expense to visit and inspect any of the other properties of the Borrower to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

8.10  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS

The Borrower will comply with, (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its operating agreement and other charter documents, (c) all agreements and instruments by which it or any of its properties may be bound, and all restrictions, covenants and easements affecting the Mortgaged Premises, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower.

8.11  LEASES

The Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the leasable area of the Improvements to such tenants and upon such terms and conditions as may be approved by the Lender.  Any proposed standard form of lease to be used by the Borrower in connection with the Improvements shall be submitted to and approved by the Lender prior to its submission to any proposed tenant, and the Borrower will make such amendments, modifications or additions thereto as may be required by the Lender. The leases to any tenant who will lease or occupy thirty percent (30%) or more of the net leasable area of the Improvements (other than the Primary Tenant) will require that such tenant prepare and deliver to the Borrower and the Lender annual financial statements certified by an independent certified public accountant within 120 days following the end of each fiscal year of such tenant. The Borrower will require, and each Lease will require, each tenant to enter into a Nondisturbance, Attornment and Subordination Agreement upon the request of the Lender.  The Lender shall have the right, and the Borrower hereby authorizes the Lender, to communicate directly with any tenant under a Lease to verify any information delivered to the Lender by the Borrower concerning such tenant or such tenant's Lease.

8.12  FURTHER ASSURANCES

(a) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may require.

(b) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

8.13  NO MERGER OR ACQUISITION

Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation or business entity, nor acquire substantially all of the assets and/or stock of another corporation or other business entity, unless specifically authorized by Lender, in writing, in advance.

8.14  NO SUBSTITUTION

This Agreement may but need not be supplemented by separate assignments and pledges and, if such assignments and pledges are given, the rights and security interests given thereby shall be in addition to and not in limitation of the rights and security interests given by this Agreement.  This Agreement shall not act to terminate, cancel, revoke, nor otherwise cause a novation, estoppel, or waiver of any or all prior security interests granted by Borrower to Lender in and to any collateral contemplated by these presents, or other, wholly or in part, and without exception; and any and all such security interests shall continue to remain properly perfected by Borrower to Lender in their terms and without interruption.

8.15  PROTECTION OF COLLATERAL

Borrower will maintain all Collateral in a condition which is comparable to that which exists on the date of the issuance of the final Certificate of Occupancy, and make any necessary repairs thereto, or replacements thereof; ordinary wear and tear and obsolescence excepted.

Borrower will at the request of Lender, promptly furnish Lender the receipted bills for all payments required by this Agreement.  At its option, but without liability so to do, Lender may discharge taxes, assessments, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Borrower agrees to reimburse Lender on demand for any payments made by Borrower, or any expenses including attorneys' fees incurred by Lender pursuant to the foregoing authorization, and upon failure of Borrower so to reimburse Lender, any such sums paid or advanced by Lender shall be deemed secured by the Collateral and constitute part of the Loans.

8.16  COMPLIANCE WITH ERISA

Each of the Borrower and Guarantor will not:

(A) engage in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or commit any other breach of its fiduciary responsibility under Part 4 of Title I of ERISA, which could subject the Borrower or any Borrower Group Member to any material liability under Section 406, 409, 502(i) or 502(d) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or such Borrower Group Member could be required to indemnify any Person against any such liability or which could otherwise have a Material Adverse Effect on the Borrower or any Plan; or

(B) fail to make any contribution required to be made by it to any Plan or Multiemployer Plan or permit to exist with respect to any Plan any "accumulated funding deficiency" (as such term is defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; or

(C) (i) commence proceedings to terminate any Plan, other than in a "standard termination" within the meaning of Section 4041 of ERISA, or (ii) permit to exist any proceedings instituted by the PBGC to terminate or to have a trustee appointed to administer any Plan, or (iii) withdraw from any Multiemployer Plan in a manner which could result in the imposition of a withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA.

8.17  FINANCING STATEMENTS

Prior to any loan being made from Lender to Borrower, the Borrower hereby agrees that Lender may file and record at Borrower’s cost, any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement or at any other time which may at any time be required by the Lender.  The Borrower authorizes the Lender to file any and all financing statements on behalf of the Borrower describing the Collateral, as well as any agricultural liens or other statutory liens held by Lender.  In the event that any re‑recording or re‑filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re‑recorded and/or re‑filed at the time and in the manner requested by the Lender.  The Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys‑in‑fact for the Borrower to sign such financing statements, or other instruments in connection herewith, on behalf of the Borrower and file the same, as required.

8.18  TAXES AND IMPOSITIONS

(A) Borrower shall (i) pay and discharge all Impositions prior to delinquency, and (ii) provide Lender following an Event of Default, validated receipts or such other evidence satisfactory to Lender showing the payment of such Impositions within thirty (30) days after the same would have otherwise become delinquent.  Borrower’s obligation to pay the Impositions pursuant to this Agreement shall include, to the extent permitted by applicable law, taxes resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions.  Should Borrower default on any payment of any Impositions, Lender may (but shall not be obligated to) pay such Impositions or any portion thereof and Borrower shall reimburse Lender on demand for all such payment(s).

(B) Borrower shall not be required to pay, discharge or remove any Imposition so long as Borrower contests in good faith such Impositions or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Mortgaged Premises, or any portion thereof; provided, however, that prior to the date on which such Imposition would otherwise have become delinquent, Borrower shall have (i) given Lender prior written notice of such contest and (ii) set aside on its books adequate reserves with respect thereto.  Any such contest shall be prosecuted with due diligence, and Borrower shall promptly pay the amount of such Imposition as finally determined, together with all interest and penalties payable in connection therewith.  Lender shall have full power and authority to apply any amount to the payment of any unpaid Imposition to prevent the sale or forfeiture of the Mortgaged Premises or any portion thereof for non-payment thereof.  Lender shall have no liability, however, for failure to so apply any amount deposited.  Notwithstanding any provisions of this clause to the contrary, Borrower shall pay any Imposition which it might otherwise be entitled to contest if, in the sole and absolute discretion of Lender, the Mortgaged Premises, or any portion thereof or any Collateral, is in jeopardy or in danger of being forfeited or foreclosed.  If Borrower refuses to pay any such Imposition, Lender may (but shall not be obligated to) make such payment and Borrower shall reimburse Lender on demand for all such advances.

8.19  MAINTENANCE OF RECORDS

Keep adequate records and books of account, in which complete entries will be made accurately reflecting all financial transactions of the Borrower.

8.20  MAINTENANCE OF PROPERTIES

Maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time-to-time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.  Borrower agrees that it will maintain and repair the Collateral and the Mortgaged Premises and keep all of the same in good and serviceable condition and in at least as good condition and repair as same were on the date hereof or in such better condition and repair as same may have been put thereafter.  Borrower will not waste or destroy or suffer the waste or destruction of the Collateral or the Mortgaged Premises or any part thereof.  Borrower will not use any of the Collateral or the Mortgaged Premises in violation of any insurance thereon.  Except as otherwise required under the lease for the Primary Tenant, in the event of damage to or destruction of all or any part of the Collateral or the Mortgaged Premises from any cause, the Borrower shall repair, replace, restore and reconstruct the Collateral and the Mortgaged Premises to the extent necessary to restore each portion of same to its condition immediately prior to such damage or destruction and this obligation shall not be limited by the amount of any insurance proceeds available.

8.21  COMPLIANCE WITH LAWS

Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower, or upon, or in respect of, all or any part of the property or business of the Borrower, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower; provided the Borrower shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or any material interference with the use thereof by the Borrower, and (ii) the Borrower shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Borrower will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA, the Americans with Disabilities Act and all Environmental Laws in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Borrower or would result in any lien or charge upon any property of the Borrower.

8.22  ENVIRONMENT

Notify the Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith, except such assessments as are being contested in good faith, against which adequate reserves have been established; upon receipt of such notification, permit the Lender to inspect the premises, and to inspect all books, correspondence, and records pertaining thereto; and at the Lender's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Lender, arid such other and further assurances reasonably satisfactory to the Lender that the condition has been corrected.

8.23  PAYMENT OF LOAN

The Borrower will duly and punctually pay the Principal of, and interest on the Loan in accordance with the terms of the Loan and this Agreement.

8.24  [RESERVED]

8.25  MORTGAGE TAXES

Borrower shall pay all taxes, charges, filing, registration, recording fees, excises and levies imposed upon Lender by reason of their respective interest in, or measured by amounts payable under the Note, this Agreement, the Mortgage or any other Loan Document (other than income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on the Note, this Agreement, the Mortgage or the other Loan Documents.  If Borrower fails to make such payment within five days after notice thereof from Lender, Lender may (but shall not be obligated to) pay the amount due, and Borrower shall reimburse Lender on demand for all such Advances.  If applicable law prohibits Borrower from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then Lender may declare the Indebtedness then unpaid to be immediately due and payable.  In such event, no Prepayment Fee (as defined in the Note) shall be charged.

8.26  LENDER’S EXPENSES

Borrower shall pay, on demand by Lender, all reasonable expenses, charges, costs and fees in connection with the negotiation, documentation and closing of the Loan, including all registration, recording fees and insurance consultant fees, if any, environmental consultant fees, costs of appraisals, costs of engineering reports, fees and disbursements of all counsel (both local and special) of Lender, escrow fees, cost of surveys, fees and expenses of Lender’s Consultant or others employed by Lender to inspect the Collateral from time to time and reasonable out-of-pocket travel expenses incurred by Lender and Lender's agents and employees in connection with the Loan.  At Closing, Lender may pay directly from the proceeds of the Loan each of the forgoing expenses.

9.00  NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, so long as the Loan is outstanding:

9.01  RESTRICTIONS ON EASEMENTS, COVENANTS AND RESTRICTIONS

The Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Mortgaged Premises or the use and occupancy of the Mortgaged Premises or any part thereof without (i) submitting to the Lender and the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender.

9.02  RESTRICTIONS ON INDEBTEDNESS

The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lender arising under any of the Loan Documents;

(b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefore shall not at the time be required to be made in accordance with the provisions of Section 8.08;

(d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(f) unsecured Indebtedness of the Borrower owing to any member of the Borrower, that is expressly subordinated and made junior to the payment and performance in full of the Obligations and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Lender.

9.03  RESTRICTIONS ON LIENS, ETC.

The Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist, the following Permitted Liens:

(i) liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

(ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment  insurance, old age pensions or other social security obligations;

(iii) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Mortgaged Premises in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(iv) encumbrances on properties other than the Mortgaged Premises consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances on properties other than the Mortgaged Premises none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower;

(v) liens in favor of the Lender under the Loan Documents; and

(vi) other liens on the Mortgaged Premises consisting of easements, rights of way, covenants and restrictions if and to the extent the same have been approved by the Lender.

9.04  RESTRICTIONS ON INVESTMENTS

The Borrower will not make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000; and

(c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's.

9.05  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

(a) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

(b) The Borrower will not become a party to or agree to or effect any disposition of the Mortgaged Premises or any part thereof, unless such agreement provides for the payment, in full, of all of Borrower's Obligations.

(c) The Borrower will not become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Mortgaged Premises in the ordinary course of business, consistent with the past practices.

9.06  SALE AND LEASEBACK

The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

9.07  COMPLIANCE WITH ENVIRONMENTAL LAWS

Except as set forth on Exhibit “G”, the Borrower will not do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental laws, (c) generate any Hazardous Materials on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

9.08  DISTRIBUTIONS

The Borrower will not make any Distributions during the tenure of its Loan; provided, however, that during the tenure of the Loan, the Borrower may make distributions provided that (i) no Event of Default has occurred, (ii) that immediately following such Distribution, Borrower shall be in compliance with all financial covenants, and (iii) the Borrower has complied with all terms, covenants and conditions of this Agreement, including, without limitation, the covenants set forth in Section 15.01 hereof.

9.09  NO GUARANTEES

Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable, or permit any of its subsidiaries to assume, guaranty, endorse, or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Debt of any other Person.

9.10  CORPORATE LOANS

The Borrower agrees that it shall neither make any loans,  nor investments in other corporations, business entities or to any other Persons, until all Obligations are fully paid.

9.11  ADVERSE TRANSACTIONS

The Borrower shall not enter into any transaction which adversely affects the Collateral or its ability to repay the Obligations in full as and when due.

9.12  PREPAYMENT

The Borrower shall not prepay any Debt other than the Obligations, except in the ordinary course of business and to the extent that it does not have a material adverse effect on the financial condition of the Borrower.

9.13  AFFILIATE TRANSACTIONS

Excluding distributions to the sole member where no Event of Default has occurred or will occur after giving effect to the distribution, the Borrower shall not, sell, transfer, distribute or pay any money or property to any Affiliate or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or debt, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligation of any Affiliate.

10.00  CONDITIONS TO FUNDING

The obligation of the Lender to Advance Loan proceeds shall be subject to the satisfaction of the following conditions precedent:

10.01  LOAN DOCUMENTS

Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each such document.

10.02  CERTIFIED COPIES OF ORGANIZATION DOCUMENTS

The Lender shall have received from the Borrower and Guarantor, a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower and Guarantors are organized, to be true and complete, of Borrower’s operating agreement and any other of Borrower’s and Guarantor’s organizational documents as in effect on such date of certification.

10.03  RESOLUTIONS - BORROWER

All action necessary for the valid execution, delivery and performance by the Borrower  of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower, true copies of the resolutions adopted by its member authorizing the transactions described herein, each certified as of a recent date to be true and complete.

10.04  RESOLUTIONS - GUARANTOR

All action necessary for the valid execution, delivery and performance by the Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Guarantor, true copies of the resolutions adopted by its directors authorizing the transactions described herein, each certified as of a recent date to be true and complete.

10.05  RESERVED

10.06  RESERVED

10.07  VALIDITY OF LIENS

The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security interest in the Collateral and first mortgage on the Mortgaged Premises.   All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

10.08 DELIVERY OF DOCUMENTS

The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

(a) Title Policy. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

(b) Other Insurance. Duplicate originals or certified copies of all policies of insurance required by this Agreement or other Loan Documents to be obtained and maintained by Borrower; provided, however, at the Closing, Binders of insurance policies and/or Certificates of Insurance will be provided.

(c) Environmental Report. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Land and any existing improvements thereon in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

(d) Surveys and Taxes. A Survey of the Land, with current Survey Affidavit (and any existing improvements thereon) and Surveyor's Certificate, and evidence of payment of all real estate taxes and municipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.

10.09  LEGAL OPINIONS

The Lender shall have received favorable opinions in form and substance satisfactory to the Lender and the Lender's counsel, addressed to the Lender and dated as of the Closing Date, from Borrower’s legal counsel.

10.10  LIEN SEARCH

The Lender shall have received a certification from Title Insurance Company or counsel satisfactory to the Lender that a search of the public records disclosed no conditional sales contracts, security agreements, mortgages, chattel mortgages, leases of personalty, financing statements, title retention agreements which affect the Collateral or other lien on the Mortgaged Premises other than the Permitted Exceptions.

10.11  [RESERVED]

10.12  APPRAISAL

The Lender shall have received an Appraisal, in form and substance satisfactory to the Lender.

10.13  [RESERVED]

10.14  REPRESENTATIONS AND WARRANTIES

The representations of warranties of the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date.

10.15  PROCEEDINGS AND DOCUMENTS; COSTS

All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender's counsel in form and substance, and the Lender shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Lender and the Lender's counsel may reasonably require. The Borrower shall reimburse Lender on demand for all reasonable costs and expenses incurred by Lender in connection with the Term Loan, including, without limitation, legal, engineering, inspection and appraisal fees.

10.16  LEASES/SUBORDINATION AGREEMENTS AND ESTOPPELS

Certified copies of all Leases, as amended, together with Subordination, Nondisturbance and Attornment Agreement executed by the Primary Tenant located at the Mortgaged Premises as are required by the title company in order to confirm that no Lease has priority over the Mortgage all as more fully described in Exhibit “J.”

11.00  PERFORMANCE; NO DEFAULT

The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing and there shall exist no Default or Event of Default.

11.01  REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower and/or Guarantor in connection therewith after the date thereof shall have been true and correct in all respects on the date on when made.

12.00  SECURITY INTEREST

Borrower, for valuable consideration received, hereby pledges, assigns, transfers and grants to Lender a continuing lien and security interest in all tangible and intangible personal property of Borrower (whether now existing or hereafter acquired or arising, and wherever located) upon, concerning or in any way relating to, or unrelated to, the Mortgaged Premises, including, without limitation, (i) all fixtures, machinery, equipment, furniture, inventory, building supplies, appliances and other personal property, including, but not limited to, furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, doorbell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional buildings, and all other fixtures and equipment of whatever kind or nature now or hereafter located in or on the Mortgaged Premises, or used or intended to be used in connection with the use, operation, construction or enjoyment of the Mortgaged Premises, all of which shall be deemed fixtures and a part of the Mortgaged Premises as between the parties hereto and all persons claiming by, through or under them, (ii) all leases, contracts or agreements relating to the lease, rental, hire or use by Borrower of any of the aforementioned personal property, (iii) all leases, tenancies, occupancies and license arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of or the conduct of any activity upon or in to the Mortgaged Premises or any portion thereof, and all guaranties and security relating thereto (individually, a “Lease” and collectively, the “Leases”), (iv)  all rents, issues, profits and other benefits from the Mortgaged Premises, any of the personal property described herein, and any of the leases, tenancies, occupancies, license arrangements and rental agreements relating thereto, (v) all contracts, agreements, accounts, chattel paper, general intangibles, licenses, rights, permits and approvals, privileges, warranties and representations relating to the ownership, use, operation, management, construction, repair or service of any of the Mortgaged Premises or personal property described herein, (vi) any and all agreements to sell the Mortgaged Premises or any portion thereof, (vii) all funds held by Lender  as tax or insurance escrow payments or for other purposes, (viii) all insurance policies and all proceeds or unearned insurance premiums relating thereto, (ix) all claims, awards, damages or proceeds resulting from any condemnation or other taking of, or for any damage to, any of the Mortgaged Premises or personal property described herein, (x) all claims to rebates, refunds or abatements of any property taxes relating to any of the Mortgaged Premises or personal property described herein, (xi) all construction contracts, subcontracts, architectural agreements, labor, material and payment bonds, guaranties and warranties, and plans and specifications relating to the construction of improvements upon the Mortgaged Premises, (xii) all proceeds, products, substitutions and accessions to any of the foregoing, together with, and whether or not related to the Mortgaged Premises, and all machinery, equipment, goods, inventory, accounts, including health care insurance receivables, chattel paper, general intangibles, including payment intangibles and amounts owed by other than customers, regardless of whether or not they constitute proceeds of other collateral; all chose-in-action, cash, cash deposits, deposit accounts, investment property, including without limitation, securities, stocks, bonds,  warrants, options, documents, documents of title, instruments, including promissory notes, deposits, debts, refunds, letter of credit rights, supporting obligations,  policies and certificates of insurance, obligations and liabilities in whatever form owing from any person, corporation, or other legal entity; all books, records, evidences of title, goodwill and all papers relating to the operation of the Borrower's business; all federal, state, and local tax refunds and/or abatements and any loss carryback tax refunds; all patents, patents rights, trade secrets, know-how, trademarks, trade names, logos, registrations, customer lists, computer programs, and assignments of patents all intellectual property as defined in 11 USC 101 (53) to the extent that such intellectual property is assignable; all fixtures, real estate leases, any and all equipment leases, rentals and other sums payable thereunder, other chattel paper, purchase option payments, lessor's interest in leased equipment and insurance proceeds; any licenses or interests in real estate; all liens, guarantees, securities, rights, remedies and privileges pertaining to all of the foregoing, all property allocable to unshipped orders and all merchandise returned by or reclaimed by or repossessed from customers, all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of an unpaid vendor or lienor; and all interest of the Borrower in goods or merchandise as to which an account receivable for goods sold or delivered has arisen;

And all of the above, wherever located, whether now owned or now due or hereafter arising or acquired or coming due and including the products and proceeds thereof (if any) and all accessions and additions thereto and all replacements and substitutions therefore, cash and stock dividends (if applicable), and all proceeds of credit, fire, casualty, or other insurance upon said property, or any of the above which are acquired with any cash proceeds or other collateral.  The term "proceeds" shall include, without limitation, all types or classifications of non-cash proceeds acquired with cash proceeds.

12.01  The security interest granted hereby is to secure payment and performance of all Obligations from Borrower to Lender, together with all interest, fees, charges and expenses including the reasonable expenses of the Lender's counsel in the maintaining, foreclosing and selling of any of the Collateral.

12.02  IT IS THE TRUE, CLEAR, AND EXPRESS INTENTION OF THE Borrower that the continuing grant of this security interest remain as security for payment and performance of all Obligations, whether now existing, or which may hereinafter be incurred by future advances, or otherwise; and whether, or not, such obligation is related to the transaction described in this Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest.  The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such obligation, nor otherwise identified it as being secured hereby.

13.00  EVENTS OF DEFAULT AND REMEDIES

13.01  EVENTS OF DEFAULT

The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

(a) any failure by the Borrower to pay when due and payable any interest on or principal of or other sum payable under the Note; or

(b) any failure by the Borrower following ten  (10) days’ notice from Lender to Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement or any of the Loan Documents; or

(c) title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialmen's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within thirty (30) days after notice thereof from the Lender to the Borrower; or

(d) default of payment, liability obligation, covenant or undertaking of the Borrower herewith or under the Mortgage or Loan Documents; or

(e) the Mortgaged Premises or any part thereof is injured by fire, explosion, accident, flood or other casualty, provided, however, if no Event of Default under this Agreement or any of the Loan Documents has occurred and is continuing, and there are sufficient insurance proceeds to restore the Mortgaged Premises and the cost to remedy the casualty is less then available insurance proceeds then, in this case, this Section 13.01(e) shall not constitute an Event of Default; or

(f) the Mortgaged Premises or any part thereof is subject to a Taking, provided, however, Lender agrees to allow payments to be made in accordance with the terms of the Mortgage.  If no other Event of Default exists and there is sufficient cash flow from the Primary Tenant for the Debt Service Coverage Ratio then this Section 13.01(f) shall not constitute an Event of Default ; or

(g) any of the members of the Borrower and/or any Guarantor shall be convicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

(h) any failure by the Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Lender; or

(i)  any modification, amendment, termination, default, supplement, novation or otherwise of the Master Lease Agreement, without Lender’s prior written consent, which is reserved to Lender’s sole discretion; or

(j)  (i) any default occurs in the payment, performance or observance of any term, covenant or provision of any Hedging Contract entered into by Borrower, (ii) any “termination event” or other similar event occurs in any Hedging Contract entered into by Borrower that gives the party other than Borrower the right to terminate such Hedging Contract or any transaction thereunder, or (iii) any representation or warranty made by Borrower in any Hedging Contract is false in any material respect when such representation or warranty is made or is deemed made.

13.02  ACCELERATION

If any one or more of the Events of Default shall occur, the Lender may demand all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower and Guarantor.

13.03  OTHER REMEDIES

If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section 13.02, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.04  RIGHTS AS TO COLLATERAL

Upon the occurrence of an Event of Default and after any applicable grace period, and at any time thereafter, in addition to other rights and remedies the Lender has under this Agreement, the Lender may:

13.04.1  Notify account debtors at Borrower's expense, that the Collateral has been assigned to Lender and that payments shall be made directly to Lender and upon request of Lender,

Borrower will so notify such account debtor that their accounts must be paid to Lender.  This right may be exercised by the Lender at any time, even prior to default.  Borrower will immediately upon receipt of all checks, drafts, cash and other remittances deliver the same in kind to the Lender. Lender shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of Borrower and Borrower hereby, for consideration paid, irrevocably appoints the Lender its attorney‑in‑fact for this purpose.

13.04.2    Without notice to Borrower, enter and take possession of all Collateral and the Mortgaged Premises on which they are now or hereafter located, including without limitation, breaking the close and changing and replacing locks as may be required without the same being considered as a trespass, as Borrower hereby expressly provides authority for the same.  The Lender, at its sole discretion, may operate and use Borrower's equipment, complete work in process and sell inventory without being liable to the Borrower on account of any losses, damage or depreciation that may occur as a result thereof so long as Lender shall act reasonably and in good faith and may lease or license the Collateral to third persons or entities for such purposes; and in any event, Lender may at its option and without notice to Borrower, except as specifically herein provided, sell, lease, assign and deliver, the whole or any part of the Collateral, or any substitute therefore, or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as Lender deems advisable, including without limitation the right to sell or lease in conjunction with other property, real or personal, and allocate the sale proceeds or leases among the items of property sold without the necessity of the Collateral being present at any such sale, or in view of prospective purchasers thereof.  Lender shall give Borrower timely notice by hand delivery to Borrower or by United States mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), at the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market.  Upon such sale, Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from all claims and free from any right of redemption.  In case of any such sale by Lender of all or any of said Collateral on credit, or for future delivery, such property so sold may be retained by Lender until the selling price is paid by the purchaser.  The Lender shall incur no liability in case of the failure of the purchaser to take up and pay for the Collateral so sold.  In case of any such failure, the said Collateral may be again, from time‑to‑time, sold.

13.04.3.Continue to occupy and use all premises which the Borrower now occupies or may hereafter have or occupy, to the extent Borrower could legally do so, and may use all trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, franchises, licenses and patents which the Borrower now has or may hereafter acquire, including the following rights:

(i)  the rights in said marks, name, styles, logos and goodwill acquired by the common law of the United States or of any state thereof or under the law of any foreign nation, organization, or subdivision thereof;

(ii)  the rights acquired by registrations of said marks, names, styles, and logos under the statute of any foreign country, or the United States, or any state or subdivision thereof;

(iii)  the rights acquired in each and every form of said mark, name, style and logo as used by the Borrower notwithstanding that less than all of such forms would be registered and notwithstanding the form of said mark, name and style;

(iv)  the right to use or license any party to the use of all or any of said marks, names, styles, logos and goodwill in connection with the sale of goods and/or the rendering of services in the conduct of services advertising, promotion and the like anywhere in the world;

(v)  the right to use said marks, names, styles, logos and goodwill either in connection with or entirely independent from the Collateral;

(vi)  the right to assign, transfer and convey a partial interest or the entire interest in any one or more of said marks, names, styles or logos;

(vii)  the right to seek registration, foreign or domestic, of any of said marks, names, styles or logos which was not registered as of the date hereof or registered subsequently;

(viii)  the right to prosecute pending trademark applications for foreign or domestic registration (federal or state) of any of said marks, names, styles or logos.

13.04.4Act as attorney‑in‑fact for Borrower for the purposes herein described, and Borrower does hereby make, constitute and appoint any officer or agent of Lender as Borrower's true and lawful attorney‑in‑fact, with full power: to endorse the name of Borrower or any of Borrower's officers or agents upon any assignments, notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into possession of Lender for purposes of such recovery of accounts receivable monies; to sign and endorse the name of Borrower or any of Borrower's officers or agents upon any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts, and any instruments or documents relating thereto or to Borrower's rights therein; to give notice to the United States Post Office to effect changes of address so that mail addressed to the Borrower may be permanently delivered directly to the Lender for purposes of accepting same, and obtaining access to contents, in order to take possession of such accounts receivable monies, and all other collateral, with full power to do any and all things necessary to be done in and about the premises as fully and effectually as Borrower might or could do; and Borrower does hereby ratify all that Lender shall lawfully do, or cause to be done by virtue hereof.

13.04.5  Make all Obligations immediately due and payable, without presentment, demand, protest, hearing or notice of any kind and exercise the remedies of a Lender afforded by the Uniform Commercial Code and other applicable law or by the terms of any agreement between Borrower and Lender.

13.04.6  In the case of any sale or disposition of the Collateral, or the realization of funds therefrom, the proceeds thereof shall first be applied to the payment of the reasonable expenses of re-taking, maintaining, and foreclosure of Collateral, and costs, fees and expenses of such sale, commissions, reasonable attorney's fees and all charges paid or incurred by Lender pertaining to said sale, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; secondly, to pay, satisfy, and discharge the Obligations secured hereby pro rata in accordance with the unpaid amount thereof; and thirdly, to pay the surplus, if any, to Borrower, provided that the time of any application of the proceeds shall be at the sole and absolute discretion of the Lender.  To the extent such proceeds do not satisfy the foregoing items, Borrower hereby promises and agrees to pay the deficiency.

13.04.7The Lender and the holders of the Obligations may take or release other security, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to the Obligations, or may apply to the Obligations the proceeds of the Collateral or any amount received on account of the Collateral by the exercise of any right permitted hereunder, without resorting or regard to other security or sources of reimbursement.

13.04.8Require the Borrower to assemble the Collateral in a single location at a place to be designated by Lender and make the Collateral at all times secure and available to the Lender.

13.04.9The Lender shall hereby also be granted a security interest in, and right of set off against any balance on any deposit, deposit account, agency, reserve, holdback, or other account maintained by, or on behalf of, the Borrower with the Lender and the Lender shall have the right to apply the proceeds of such foreclosure or set off against such items of Borrowers' Obligations as Lender may select.

13.04.10All rights and remedies of Lender whether provided for herein or in other agreements, instruments, or documents, or conferred by law, are cumulative and not alternative and may be enforced successively.

13.04.11 The parties agree that in the event that a determination of Adequate Protection of Lender is required under Section 362 or 363 of the Bankruptcy Reform Act of 1978 (Code), its successor, or Bankruptcy Rules in connection therewith, that:

A.  The bargain of the parties at the time of lien creation hereunder in order to provide the Lender with adequate protection to induce it to make the loan(s), included stated ratios herein.

B.  That in the event of any proceeding under the Code, that the said ratio of the value (as determined by the Lender in its sole discretion) Collateral secured to Lender to the amount of the Obligation (“Collateral-To-Obligation Ratio”), must be increased by an additional one hundred ten percent (110%) in order to continue to provide minimum levels of Adequate Protection to Lender due to the reduced expectation for present and future prospects of lien enforcement resulting from the existence of proceedings under the Code.  This agreed minimum increase in said ratio shall not act to bar Lender from presenting evidence that even such increase is insufficient and leaves the Lender without Adequate Protection, based upon the deteriorating nature or kind of Collateral, wholly or in part, in any instance.

C.  That the parties agree that the costs of liquidating and collecting of Collateral, as well as the potential for rapid Collateral deterioration if Borrower is, at any time, subject to the Code, all require that the original Collateral‑To‑Obligation Ratio be increased, as aforesaid, as a requirement of minimum Adequate Protection, in addition to such other additional Adequate Protection as may be required by the Lender.

D.  The parties agree that these covenants shall be conclusive evidence in any proceeding to determine minimum Adequate Protection under the Code, as to the intention and agreement of the parties at both this time, and at all times hereinafter, until the Obligations to the Lender, are paid in full.

E.  That these agreements may be submitted to the Court in any such proceeding, by the Lender, in its sole and exclusive discretion, as conclusive evidence as to the agreement of the parties at the time of such hearing, concerning minimum Adequate Protection to be provided to the Lender at the time of presentment.  PROVIDED, HOWEVER, that such submission shall not constitute a waiver of any default or breach hereunder, or of any other agreement by the Borrower to the Lender, but shall remain only as evidence for the limited purposes stated herein.

F.  PROVIDED, FURTHER that at all times the Lender reserves, and does not waive Borrower's obligation to provide Adequate Protection prior to the Borrower's use of "cash collateral" as defined in Section 363 of the Code.

13.04.12   The Lender has no obligation to attempt to satisfy the Obligations by collecting from any other Person liable for them and Lender may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

13.04.13  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

13.04.14  Lender may sell the Collateral without giving any warranties as to the Collateral.  The Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect, the commercial reasonableness of the sale of the Collateral.

13.04.15  If Lender agrees with a purchaser to sell the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event that purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the net proceeds of the sale.

13.04.16  In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the Obligations of the Borrower.

13.04.17  Lender has no obligation to marshall any assets in favor of Borrower or in payment of any of the Obligations or any other obligations owed to Lender by Borrower or any other person.

13.05  DISTRIBUTION OF COLLATERAL PROCEEDS

In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, attorneys fees, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender,  for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

(b) Second, to all Obligations in such order or preference as the Lender may determine in its sole discretion; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to Article IX of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

(d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

13.06  POWER OF ATTORNEY

For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 13.06, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 13.06, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

13.07  WAIVERS

The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

14.00    FINANCING  STATEMENTS

The Borrower hereby agrees to pay the cost of filing any financing statement, or other notices appropriate under applicable law, in respect of any security interest created pursuant to this Agreement or at any other time which may at any time be required or which, in the opinion of the Lender, may at any time be desirable.  In the event that any re‑recording or re‑filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re‑recorded and/or re‑filed at the time and in the manner requested by the Lender.  The Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys‑in‑fact for the Borrower to sign (if applicable) such financing statements, or other instruments in connection herewith, on behalf of the Borrower and file the same, as required at the cost of Borrower.

15.01    COVENANTS AS TO BORROWER

Borrower, agrees to comply with the following financial ratios the default of which shall constitute a default of this Agreement:

(a) Maximum loan-to-value ratio shall at all times not be in excess of sixty-five percent (65%).

(b) Commencing at 2017 fiscal year end, and each fiscal year end thereafter, the Borrower will be tested for compliance with the Debt Service Coverage Ratio which shall not be less than 1.15:1.00.

16.00    TENURE

Borrower's liability under this Agreement shall commence with the date hereof and continue in full force and effect and be binding upon Borrower until all Obligations whether now in existence, or created hereinafter, shall have been fully paid and satisfied, and until so paid and satisfied, Lender shall be entitled to retain the security interest granted hereby in all Collateral.  At any time, either party may advise the other that no further loans or advances are to be made, but such notice shall in no way cause any and all obligations of the Borrower to Lender to be waived.

17.00  SETOFF

Regardless of the adequacy of any Collateral, and at all times, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender in accordance with and subject to the terms and conditions of the Term Note.

18.00  EXPENSES

The Borrower agrees to pay (a) the reasonable  costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Mortgage, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Lender's counsel or  any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the making of the Loan Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or the Guarantor, and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section 18.00 shall survive payment or satisfaction of payment of all amounts owing with respect to the Term Note but subject to the express provisions of the Term Note only to the extent the proceeds from the Mortgaged Premises are available to satisfy these covenants.  The Lender shall act reasonably in incurring any costs and expenses described in this Section 18.00 which are to be paid by the Borrower.

19.00  INDEMNIFICATION

Except for gross negligence committed by Lender, the Borrower  agrees to indemnify and hold harmless the Lender from and against any and all third party claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitations, (a) any brokerage, leasing, finders or similar fees, (b) any condition of the Mortgaged Premises whether related to the quality of construction or otherwise, (c) any actual or alleged violation of any Requirements, (d) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (e) with respect to the Borrower and Guarantor, their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefore, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 19.00 shall survive the satisfaction of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section 19.00 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such Obligations which is permissible under applicable law, but only to the express provisions of the Term Note.

20.00    LIABILITY OF THE LENDER

No action shall be commenced by the Borrower or Guarantor for any claim against the Lender under the terms of this Agreement unless written notice thereof, specifically setting forth the claim of the Borrower, shall have been given to the Lender at least fifteen (15) Business Days prior to the commencement of such action.   The liability of the Lender to the Borrower and Guarantor for any breach of the terms of this Agreement by the Lender shall not exceed a sum equal to the amount of the Loan Advance, together with interest thereon at the rate payable by the Borrower under the terms of the Note which the Borrower is to receive hereunder, computed from the date of Lenders Liability.  In no event shall the Lender be liable to the Borrower and/or Guarantor, or anyone claiming by, under or through the Borrower and/or Guarantor, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefore being expressly waived by the Borrower and Guarantor.

21.00  RIGHTS OF THIRD PARTIES

All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make the Loan Advance, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make the Loan Advance in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

22.00  SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations  and warranties made herein,  in the Term Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it.  All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower of the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantor hereunder.

23.00  ASSIGNMENTS; PARTICIPATION; ETC.

23.01    ASSIGNMENT BY THE LENDER.

The Lender may freely assign this Agreement in its entirety to another financial institution (the “Assignee”) without the consent of the Borrower or any other party; provided, however, that, in the event of any such assignment,  Berkshire Bank  (as the Lender prior to such assignment) and the Assignee shall enter into an intercreditor agreement in form and substance satisfactory to Berkshire Bank in order to protect its rights as a secured party with respect to those Lender Hedging Obligations relating to any Hedging Contracts entered into prior to the date of assignment of this Agreement between the Borrower and Berkshire Bank.  Such rights of Berkshire Bank following such assignment shall be pari passu with the rights of the Assignee as to the Loan and shall in no way be subordinate, whether as to lien or payment.

23.02    PARTICIPATIONS

The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; Provided that (a) any such sale or participation shall not affect the rights and duties of the Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Term Loan, extend the term or increase the amount of the Term Loan  or extend any regularly scheduled payment date for principal or interest.

23.02  PLEDGE BY THE LENDER

The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C., § 341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

23.03  NO ASSIGNMENT BY THE BORROWER

The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

24.00  RELATIONSHIP

The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

25.00  NOTICES

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 25.00 referred to as "Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

If to the Lender:	Berkshire Bank
19 Harrison Avenue
Springfield, MA 01103
Attn: Joseph M. Marullo, Senior Vice President

with a copy to:	Peter W. Shrair, Esquire
Cooley, Shrair, P.C.
1380 Main Street
Springfield, Massachusetts 01103

If to the Borrower:	Tradeport Development III, LLC
c/o Griffin Industrial Realty, Inc.
204 West Newberry Road
Bloomfield, CT 06002

With a copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace 1
185 Asylum Street
Hartford, CT 06103

If to Guarantor:	Griffin Industrial Realty, Inc.
204 West Newberry Road
Bloomfield, CT 06002

With a copy to:	Thomas M. Daniells, Esquire
Murtha Cullina LLP
CityPlace 1
185 Asylum Street
Hartford, CT 06103

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

26.00  GOVERNING LAW

This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

27.00  CONSENT TO JURISDICTION

THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES.  THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 25.00 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

28.00  HEADINGS

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

29.00  COUNTERPARTS

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

30.00  ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 31.00.

31.00  CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver thereof. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

32.00  TIME OF THE ESSENCE

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantor under this Agreement and the other Loan Documents.

33.00  SEVERABILITY

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

[THE REMAINDER OF THIS PAGE INTENTIONALLY ENDS HERE;

SIGNATURE PAGE TO FOLLOW]

BORROWER:	TRADEPORT DEVELOPMENT III, LLC

By:	River Bend Holdings, LLC
Its Sole Member
By:	Griffin Industrial, LLC
Its Sole Member

/s/ THOMAS DANIELLS	By:	/s/ ANTHONY GALICI
Witness Thomas M. Daniells	Name:	Anthony J. Galici
	Title:	Vice President

/s/ MATTHEW HOBERMAN
Witness Thomas M. Hoberman

GUARANTOR:	GRIFFIN INDUSTRIAL REALTY, INC.

/s/ THOMAS DANIELLS	By:	/s/ ANTHONY GALICI
Witness Thomas M. Daniells	Name:	Anthony J. Galici
	Title:	Vice President

/s/ MATTHEW HOBERMAN
Witness Thomas M. Hoberman

LENDER:	BERKSHIRE BANK

/s/ TIMOTHY HUSSEY	By:	/s/ JOSEPH MARULLO
Witness Timothy Hussey		Joseph M. Marullo,
Senior Vice President

/s/ JOC DROST
Witness Joc Drost

{Signature page to the Amended and Restated Loan and Security Agreement}

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT B

PERMITTED LIENS

No other UCC financing statements have been filed in connection with any of the Company’s assets excepting only as follows:

1. 2679285 UCC-1 in favor of Berkshire Bank

2. 2973738 UCC-3 Continuation in favor of Berkshire Bank

EXHIBIT C

PHOTOCOPY OF TERM NOTE

TERM NOTE

$10,600,000	July 14, 2017

FOR VALUE RECEIVED, Tradeport Development III, LLC (the "Borrower"), a Connecticut limited liability company, having a chief executive principal place of business at 204 West Newberry Road, Bloomfield, Connecticut, promises to pay to the order of Berkshire Bank (the “Lender”), a Massachusetts banking corporation, at Lender's office located at 19 Harrison Avenue, Springfield, Massachusetts 01103, or at such other place as Lender may designate in writing, the principal sum of Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000), plus interest from the date hereof, all as hereinafter set forth.  This Note replaces a certain Construction Note dated February 6, 2009, given by Borrower to Lender.  This Note is the Term Note described in an Amended and Restated Loan and Security Agreement of even date herewith between the Borrower and the Lender (the “Loan Agreement”).  The terms defined in the Loan Agreement shall have their defined meanings apply herein.  This Note is subject to, and governed by the Loan Agreement in all respects.

INTEREST

For the entire term of the Loan, the Loan shall bear interest at an adjustable annual rate equal to the one (1) month LIBOR Rate, plus two hundred five (205) basis points.  Such adjustments shall become effective on the 1st day of each month (the “Reset Date”).  Lender shall not be required to notify Borrower of adjustments in said interest rate.

REPAYMENT

Principal and interest due Lender hereunder shall be repaid as follows:

A.  Commencing on August 1, 2017 and thereafter on the same day of each succeeding month (“Interest Period”) for a period of one hundred twenty (120) months (excepting the final payment) and based on an amortization period of twenty-five (25) years, monthly payments of principal plus interest, in arrears, calculated at the above rate of interest on the outstanding principal balance.  A repayment schedule based on the payments under this Note is attached hereto as Exhibit A.

B. Any remaining unpaid principal, and all accrued interest thereon, shall be due and payable IN FULL on August 1, 2027 (the “Maturity Date”).

Any payments received by Lender with respect to this Note prior to demand, acceleration or maturity shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any unpaid accrued interest hereunder, and third to the unpaid principal hereunder.  Any payments received after demand, acceleration or maturity shall be applied in such a manner as Lender shall determine.

If any payment required hereunder is more than ten (10) days past due, (in addition to interest accruing hereunder) a late charge of five (5.00%) percent of the overdue payment shall be charged to Borrower and be immediately due and payable to Lender.  Any payment having a due date falling upon a Saturday, Sunday, or legal holiday shall be due and payable on the next business day for which Lender is open for business, and interest shall continue to accrue during the extended period.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding Lender's return to Borrower or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

In the event the Borrower prepays all or any portion of this Note, whether as a result of acceleration or otherwise, the Borrower will pay to the Lender on the same date that any such payment is made any breakage fee, yield maintenance charge, termination fee or similar fee or charge as may be required pursuant to the Hedging Contract (as defined in the Loan Agreement) to cover loss, cost and expense attributable to such prepayment.  All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied against the principal payments due hereunder in the inverse order of their maturity.

The following described property from Borrower, in addition to all other collateral now or hereafter provided by Borrower to Lender, shall secure this Note and all other present and future obligations of Borrower to Lender:  Mortgage and Security Agreement and Collateral Assignment of Rents and Leases with respect to all of Borrower’s property and chose-in-action, including, without limitation, real estate located at 100 International Drive, Windsor, Connecticut.

Any and all deposits or other sums at any time credited by, or due to Borrower hereof from Lender or any of its banking or lending affiliates or any loan participant under any loan arrangement between Lender and Borrower, and any cash, instruments, securities or other property of Borrower,  now or hereafter in the possession of Lender, or any of its banking or lending affiliates or any loan participant under any loan arrangement between Lender and Borrower, whether for safekeeping or otherwise, shall at all times constitute security (and hereby remain subject to a pledge and grant of a security interest by Borrower) for the payment of this Note and all other obligations, whether now existing or hereafter arising, of Borrower to Lender and may be applied or set off against such Note or other obligations at any time, whether or not then due.

This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any Event of Default.   Default upon this Note shall also operate as a default upon all other obligations of Borrower to Lender.

Upon the occurrence of an Event of Default hereunder, interest upon the principal balance hereof, and to the extent permitted by law, on any accrued but unpaid interest hereon, shall, at Lender's option, accrue at the Default Rate.

Borrower hereby waives presentment, demand, notice and protest and also waives any delay on the part of the holder hereof.  Each also assents to (i) any extension, or other indulgence (including, without limitation, any release or substitution of collateral or of any direct or indirect obligor) permitted by Lender with respect to this Note and/or any collateral given to secure this Note and (ii) any extension or other indulgence, as described above, with respect to any other obligation or any collateral given to secure such other obligation of Borrower to Lender.   A discharge or release of any party directly or indirectly liable hereon shall not discharge or otherwise affect the liability of any other party directly or indirectly liable hereon.

No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.  No waiver of a default or of any other right or remedy hereunder, nor any modification of any provision of this Note, shall be enforceable unless it is in writing signed by the party against whom the waiver or modification is to be enforced.   All of Lender's rights and remedies hereunder and under any other related loan documents shall be cumulative and may be exercised singularly or concurrently, at Lender's sole and exclusive discretion.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to Borrower.

Borrower agrees to pay on demand all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies against Borrower  (whether or not any suit has been instituted by or against Lender).

This Note shall be binding upon Borrower hereof and upon its respective heirs, successors, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

No party obligated on account of this Note may seek contribution from any other party also obligated unless and until all obligations to Lender of the party to whom contribution is sought have been satisfied in full.  Each reference to Lender herein is to the named payee hereto or any subsequent holder hereof, and their respective successors, endorsees and assigns.

Borrower represents to Lender that the proceeds of this Note will not be used for personal, family or household purposes and that this loan is strictly a commercial transaction.

Except as provided below, notwithstanding anything else to the contrary contained in this Term Note or in any other document or instrument, the indebtedness evidenced by this Term Note or evidence or secured thereunder shall be non-recourse to the Borrower and  Borrower shall be liable upon the indebtedness evidence hereby or evidenced or secured thereby to the full extent (but only to the extent) of the security therefore, the same being the Mortgaged Premises and all rights, estates and interests therein or related thereto securing the payment of this Term Note.  If an Event of Default occurs hereunder or under any of the Obligations, or in the timely and proper performance of any Obligations of Borrower thereunder, any judicial proceedings brought by Lender, or the holder hereof, against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security, title, estates, rights and security interests now or at any time hereafter securing the payment of this Term Note or the other Obligations of Borrower to Lender, and no attachment, execution or other writ of process shall be sought, issued, or levied upon any assets, properties or funds of Borrower other than the Mortgaged Premises (except as provided hereafter), and in the event of foreclosure of such liens, security, title, estates, rights or security interests, securing the payment of the Term Note, and/or other Obligations of Borrower, no judgment for any deficiency upon the indebtedness evidenced hereby or evidenced or secured thereby shall be sought or obtained by Lender, or the holder hereof, against Borrower, except on account of the occurrence of (i) any of the conditions specified in an Amended and Restated Environmental Indemnity Agreement of even date herewith, or (ii) any of the following A-I, in which case the Borrower shall be personally liable to Lender for all of Lender’s loss, cost and damages (including without limitation, reasonable attorneys’ fees) due to Lender by reason of, or in connection with the occurrence of any of the following events:

A. The misapplication by Borrower of any insurance proceeds or condemnation awards, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

B. The failure of the Borrower to pay any real estate taxes and assessments or insurance premiums with respect to the Mortgaged Premises or any charges for labor or materials which may result in the creation of liens on the Mortgaged Premises to the extent of Rents actually received;

C.Following the occurrence of an Event of Default, the misapplication of any tenant rents or security deposits or any other refundable deposits, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

D.Waste committed on the Mortgaged Premises or damage to the Mortgaged Premises as a result of the intentional misconduct or gross negligence of Borrower or the wrongful removal or destruction of any portion of the Mortgaged Premises; or

E.Any fraud or the material breach of any material representation or warranty made in connection with the Loan known by Borrower or any member of Borrower to have been false when made or deemed made, including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to the Lender pursuant to this Term Note known by Borrower or any member of Borrower known to have been false or inaccurate when provided; or

F. Any filing by Borrower of a petition or application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor’s relief law, or the making of an assignment for the benefit of creditors, or the appointment of a receiver of any property of Borrower in any action initiated by, colluded in, or consented to, by Borrower; or

G. The contesting or opposition by Borrower of any motion for relief from the automatic stay filed by Lender in any involuntary bankruptcy proceeding of Borrower; or

H. Any acts of Borrower that are judicially determined to have been taken in bad faith with the intent to hinder, delay or interfere with the exercise by Lender of its rights and remedies under the Loan Documents after the occurrence of an Event of Default; or

I.The transfer of any ownership interest in or to creation of any voluntary lien on the Mortgaged Premises not permitted by the Loan Documents.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AND THE BORROWER SUBMITS TO THE JURISDICTION OF ITS COURTS WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE OR ANY COLLATERAL SECURING IT.

ALL PARTIES TO THIS NOTE, INCLUDING LENDER, AND AS A NEGOTIATED PART OF THIS TRANSACTION, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY, AS TO ALL ISSUES, INCLUDING ANY COUNTERCLAIMS, WITHOUT EXCEPTION, IN ANY ACTION OR PROCEEDING RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR OTHER INSTRUMENTS OR LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH.

BORROWER HEREBY WAIVES ANY AND ALL RIGHTS THAT THE BORROWER MAY HAVE UNDER SECTION 52-278(a) THROUGH 52-278(g) OF THE CONNECTICUT GENERAL STATUTES (AS AMENDED), INTENDING THEREBY THAT IN THE EVENT OF ANY LEGAL ACTION BETWEEN THE BORROWER AND THE LENDER ARISING OUT OF THIS AGREEMENT, THE LENDER MAY INVOKE ANY PRE-JUDGMENT REMEDY, INCLUDING BUT NOT BEING LIMITED TO, GARNISHMENT, ATTACHMENT, FOREIGN ATTACHMENT AND REPLEVIN, WITHOUT GIVING BORROWER ANY

NOTICE OR OPPORTUNITY FOR A HEARING.  THIS WAIVER IS MADE BY THE BORROWER ON BEHALF OF THE BORROWER, ITS HEIRS, SUCCESSORS, AND ASSIGNS, AND SHALL APPLY TO ANY AND ALL ACTIONS AGAINST SUCH HEIRS, SUCCESSORS AND ASSIGNS.

This Note constitutes a final written expression of all of its terms and is a complete and exclusive statement of those terms.  Any modification or waiver of any of these terms must be in writing signed by the party against whom the modification or waiver is to be enforced.

The Borrower agrees to be bound by the terms of this Note and acknowledge receipt of a signed copy hereof.

This Note shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws, and shall take effect as a sealed instrument.

{SIGNATURE PAGE FOLLOWS}

Signed under seal as of the day and year first above written.

TRADEPORT DEVELOPMENT III, LLC

By:	River Bend Holdings, LLC
Its Sole Member
By:	Griffin Industrial, LLC
Its Sole Member

____________________________________	By:_________________
Witness	Name: Anthony J. Galici
Title: Vice President
____________________________________
Witness

{Signature Page to Term Note}

EXHIBIT A

Start Date	End Date	Beginning Balance (USD)	Principal Payment (USD)
14-Jul-2017	01-Aug-2017	10,600,000.00	19,224.65
01-Aug-2017	01-Sep-2017	10,580,775.35	19,296.41
01-Sep-2017	01-Oct-2017	10,561,478.94	19,368.46
01-Oct-2017	01-Nov-2017	10,542,110.48	19,440.76
01-Nov-2017	01-Dec-2017	10,522,669.72	19,513.34
01-Dec-2017	01-Jan-2018	10,503,156.38	19,586.19
01-Jan-2018	01-Feb-2018	10,483,570.19	19,659.32
01-Feb-2018	01-Mar-2018	10,463,910.87	19,732.70
01-Mar-2018	01-Apr-2018	10,444,178.17	19,806.38
01-Apr-2018	01-May-2018	10,424,371.79	19,880.32
01-May-2018	01-Jun-2018	10,404,491.47	19,954.54
01-Jun-2018	01-Jul-2018	10,384,536.93	20,029.04
01-Jul-2018	01-Aug-2018	10,364,507.89	20,103.81
01-Aug-2018	01-Sep-2018	10,344,404.08	20,178.87
01-Sep-2018	01-Oct-2018	10,324,225.21	20,254.20
01-Oct-2018	01-Nov-2018	10,303,971.01	20,329.82
01-Nov-2018	01-Dec-2018	10,283,641.19	20,405.71
01-Dec-2018	01-Jan-2019	10,263,235.48	20,481.90
01-Jan-2019	01-Feb-2019	10,242,753.58	20,558.36
01-Feb-2019	01-Mar-2019	10,222,195.22	20,635.11
01-Mar-2019	01-Apr-2019	10,201,560.11	20,712.16
01-Apr-2019	01-May-2019	10,180,847.95	20,789.47
01-May-2019	01-Jun-2019	10,160,058.48	20,867.09
01-Jun-2019	01-Jul-2019	10,139,191.39	20,945.00
01-Jul-2019	01-Aug-2019	10,118,246.39	21,023.19
01-Aug-2019	01-Sep-2019	10,097,223.20	21,101.67
01-Sep-2019	01-Oct-2019	10,076,121.53	21,180.46
01-Oct-2019	01-Nov-2019	10,054,941.07	21,259.52
01-Nov-2019	01-Dec-2019	10,033,681.55	21,338.90
01-Dec-2019	01-Jan-2020	10,012,342.65	21,418.57
01-Jan-2020	01-Feb-2020	9,990,924.08	21,498.52
01-Feb-2020	01-Mar-2020	9,969,425.56	21,578.79
01-Mar-2020	01-Apr-2020	9,947,846.77	21,659.35
01-Apr-2020	01-May-2020	9,926,187.42	21,740.20
01-May-2020	01-Jun-2020	9,904,447.22	21,821.38
01-Jun-2020	01-Jul-2020	9,882,625.84	21,902.84
01-Jul-2020	01-Aug-2020	9,860,723.00	21,984.61
01-Aug-2020	01-Sep-2020	9,838,738.39	22,066.68
01-Sep-2020	01-Oct-2020	9,816,671.71	22,149.07
01-Oct-2020	01-Nov-2020	9,794,522.64	22,231.76
01-Nov-2020	01-Dec-2020	9,772,290.88	22,314.75
01-Dec-2020	01-Jan-2021	9,749,976.13	22,398.07

01-Jan-2021	01-Feb-2021	9,727,578.06	22,481.68
01-Feb-2021	01-Mar-2021	9,705,096.38	22,565.62
01-Mar-2021	01-Apr-2021	9,682,530.76	22,649.86
01-Apr-2021	01-May-2021	9,659,880.90	22,734.42
01-May-2021	01-Jun-2021	9,637,146.48	22,819.29
01-Jun-2021	01-Jul-2021	9,614,327.19	22,904.49
01-Jul-2021	01-Aug-2021	9,591,422.70	22,990.00
01-Aug-2021	01-Sep-2021	9,568,432.70	23,075.82
01-Sep-2021	01-Oct-2021	9,545,356.88	23,161.98
01-Oct-2021	01-Nov-2021	9,522,194.90	23,248.45
01-Nov-2021	01-Dec-2021	9,498,946.45	23,335.24
01-Dec-2021	01-Jan-2022	9,475,611.21	23,422.36
01-Jan-2022	01-Feb-2022	9,452,188.85	23,509.80
01-Feb-2022	01-Mar-2022	9,428,679.05	23,597.58
01-Mar-2022	01-Apr-2022	9,405,081.47	23,685.67
01-Apr-2022	01-May-2022	9,381,395.80	23,774.10
01-May-2022	01-Jun-2022	9,357,621.70	23,862.85
01-Jun-2022	01-Jul-2022	9,333,758.85	23,951.94
01-Jul-2022	01-Aug-2022	9,309,806.91	24,041.37
01-Aug-2022	01-Sep-2022	9,285,765.54	24,131.11
01-Sep-2022	01-Oct-2022	9,261,634.43	24,221.21
01-Oct-2022	01-Nov-2022	9,237,413.22	24,311.63
01-Nov-2022	01-Dec-2022	9,213,101.59	24,402.40
01-Dec-2022	01-Jan-2023	9,188,699.19	24,493.50
01-Jan-2023	01-Feb-2023	9,164,205.69	24,584.94
01-Feb-2023	01-Mar-2023	9,139,620.75	24,676.72
01-Mar-2023	01-Apr-2023	9,114,944.03	24,768.86
01-Apr-2023	01-May-2023	9,090,175.17	24,861.32
01-May-2023	01-Jun-2023	9,065,313.85	24,954.13
01-Jun-2023	01-Jul-2023	9,040,359.72	25,047.30
01-Jul-2023	01-Aug-2023	9,015,312.42	25,140.81
01-Aug-2023	01-Sep-2023	8,990,171.61	25,234.67
01-Sep-2023	01-Oct-2023	8,964,936.94	25,328.88
01-Oct-2023	01-Nov-2023	8,939,608.06	25,423.44
01-Nov-2023	01-Dec-2023	8,914,184.62	25,518.35
01-Dec-2023	01-Jan-2024	8,888,666.27	25,613.62
01-Jan-2024	01-Feb-2024	8,863,052.65	25,709.25
01-Feb-2024	01-Mar-2024	8,837,343.40	25,805.22
01-Mar-2024	01-Apr-2024	8,811,538.18	25,901.57
01-Apr-2024	01-May-2024	8,785,636.61	25,998.27
01-May-2024	01-Jun-2024	8,759,638.34	26,095.32
01-Jun-2024	01-Jul-2024	8,733,543.02	26,192.75
01-Jul-2024	01-Aug-2024	8,707,350.27	26,290.53
01-Aug-2024	01-Sep-2024	8,681,059.74	26,388.69
01-Sep-2024	01-Oct-2024	8,654,671.05	26,487.20

01-Oct-2024	01-Nov-2024	8,628,183.85	26,586.09
01-Nov-2024	01-Dec-2024	8,601,597.76	26,685.35
01-Dec-2024	01-Jan-2025	8,574,912.41	26,784.97
01-Jan-2025	01-Feb-2025	8,548,127.44	26,884.96
01-Feb-2025	01-Mar-2025	8,521,242.48	26,985.34
01-Mar-2025	01-Apr-2025	8,494,257.14	27,086.08
01-Apr-2025	01-May-2025	8,467,171.06	27,187.20
01-May-2025	01-Jun-2025	8,439,983.86	27,288.71
01-Jun-2025	01-Jul-2025	8,412,695.15	27,390.58
01-Jul-2025	01-Aug-2025	8,385,304.57	27,492.83
01-Aug-2025	01-Sep-2025	8,357,811.74	27,595.48
01-Sep-2025	01-Oct-2025	8,330,216.26	27,698.50
01-Oct-2025	01-Nov-2025	8,302,517.76	27,801.91
01-Nov-2025	01-Dec-2025	8,274,715.85	27,905.71
01-Dec-2025	01-Jan-2026	8,246,810.14	28,009.88
01-Jan-2026	01-Feb-2026	8,218,800.26	28,114.46
01-Feb-2026	01-Mar-2026	8,190,685.80	28,219.41
01-Mar-2026	01-Apr-2026	8,162,466.39	28,324.77
01-Apr-2026	01-May-2026	8,134,141.62	28,430.51
01-May-2026	01-Jun-2026	8,105,711.11	28,536.66
01-Jun-2026	01-Jul-2026	8,077,174.45	28,643.19
01-Jul-2026	01-Aug-2026	8,048,531.26	28,750.12
01-Aug-2026	01-Sep-2026	8,019,781.14	28,857.46
01-Sep-2026	01-Oct-2026	7,990,923.68	28,965.19
01-Oct-2026	01-Nov-2026	7,961,958.49	29,073.34
01-Nov-2026	01-Dec-2026	7,932,885.15	29,181.87
01-Dec-2026	01-Jan-2027	7,903,703.28	29,290.81
01-Jan-2027	01-Feb-2027	7,874,412.47	29,400.17
01-Feb-2027	01-Mar-2027	7,845,012.30	29,509.93
01-Mar-2027	01-Apr-2027	7,815,502.37	29,620.10
01-Apr-2027	01-May-2027	7,785,882.27	29,730.68
01-May-2027	01-Jun-2027	7,756,151.59	29,841.68
01-Jun-2027	01-Jul-2027	7,726,309.91	29,953.08
01-Jul-2027	01-Aug-2027	7,696,356.83	7,696,356.83

EXHIBIT D

LIMITED GUARANTY

This Guaranty is executed and delivered as of this 14th day of July, 2017, by the undersigned, Griffin Industrial Realty, Inc., a Delaware corporation (“Guarantor”), with an address of 204 West Newberry Road, Bloomfield, Connecticut 06002 and Berkshire Bank, a Massachusetts banking corporation with a usual place of business at 19 Harrison Avenue, Springfield, Massachusetts 01103 (the “Lender”).

WITNESSETH

WHEREAS, the Lender and Tradeport Development III, LLC, a Connecticut limited liability company (the “Borrower”) intend to enter into a loan transaction (the “Loan”) of even date herewith; and

WHEREAS, the Loan is evidenced by the Term Note of the Borrower of even date herewith payable to the Lender in the principal amount of Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000) (the “Term Note”), and will be secured, inter alia, by an Open-End Mortgage from the Borrower to the Lender dated February 6, 2009, as amended by First Amendment to Open-End Mortgage and Collateral Assignment of Rents and Leases of even date herewith (the “Mortgage”) on certain real estate owned by Borrower located at 100 Industrial Drive, Windsor, Connecticut (the “Mortgaged Premises”); and

WHEREAS, the proceeds of the Loan will be disbursed in accordance with the terms of an Amended and Restated Loan and Security Agreement among Borrower and Lender of even date herewith (the “Loan Agreement”).  All capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreement; and

WHEREAS, the Lender has advised the Guarantor that it will not enter into the aforesaid Loan transaction with the Borrower unless, among other matters, the Guarantor guaranties the punctual payment and performance of certain obligations of the Borrower to the Lender as hereinafter provided; and

WHEREAS, the Guarantor is willing and has agreed to guarantee the payment and performance of the aforesaid obligations, as hereinafter provided; and

WHEREAS, the Guarantor is a direct or indirect owner of Borrower and will derive a direct economic benefit from the Loan.

NOW, THEREFORE, in consideration of any and all loans, advances, discounts and extensions of credit made and to be made by the Lender and Lenders to, for the account of, or on behalf of the Borrower, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

1. Definitions.

(a)

The term "Liabilities of the Borrower" shall mean all obligations, indebtedness and liability of any type of the Borrower to the Lender, whether now existing or hereafter incurred, whether direct, indirect, absolute or contingent, whether otherwise guaranteed or secured, and howsoever evidenced or acquired, including without limitation, (i) the prompt payment of all principal, interest and other charges due under the Note; and (ii) the prompt payment, performance and observance of all covenants, conditions and agreements contained in the Loan Agreement, the Mortgage and all other documents and instruments securing the Note or executed in connection therewith (the Note, the Loan Agreement, the Mortgage and all of such other documents and instruments being hereinafter collectively referred to as "Loan Documents");

(b)	The term "Guaranteed Obligations" shall mean:

(i)	any and all loss, cost or damage (including, without limitation, reasonable attorneys' fees) incurred or suffered by Lender as a result of any of the following:

(a)  The misapplication by Borrower of any insurance proceeds or condemnation awards, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

(b)  The failure of the Borrower to pay any real estate taxes and assessments or insurance premiums with respect to the Mortgaged Premises or any charges for labor or materials which may result in the creation of liens on the Mortgaged Premises, all to the extent of Rents actually received;

(c)  Following the occurrence of an Event of Default, the misapplication of any tenant rents or security deposits or any other refundable deposits, including, but not limited to, the failure to deliver same to Lender, any receiver or any purchaser at foreclosure, if appropriate;

(d)  Waste committed on the Mortgaged Premises or damage to the Mortgaged Premises as a result of the intentional misconduct or gross negligence of Borrower or the wrongful removal or destruction of any portion of the Mortgaged Premises; or

(e)  Any fraud or the material breach of any material representation or warranty made in connection with the Loan known by Borrower or any member of Borrower to have been false when made or deemed made, including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to the Lender pursuant to this Agreement known by Borrower or any Member to have been false or inaccurate when provided; or

(f)  Any filing by Borrower of a petition or application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor's relief law, or the making of an assignment for the benefit of creditors, or the appointment of a receiver of any property of Borrower in any action initiated by, colluded in, or consented to, by Borrower; or

(g)The contesting or opposition by Borrower of any motion for relief from the automatic stay filed by Lender in any involuntary bankruptcy proceeding of Borrower; or

(h)  Any acts of Borrower that are judicially determined to have been taken in bad faith with the intent to hinder, delay or interfere with the exercise by Lender of its rights and remedies under the Loan Documents after the occurrence of an Event of Default; or

(i)  The transfer of any ownership interest in or to creation of any voluntary lien on the Mortgaged Premises not permitted by the Loan Documents.

For the avoidance of doubt, in no event shall the Guarantor be deemed to have guaranteed, and at all times, the term “Guaranteed Obligations” shall exclude any Hedging Obligations of Borrower, including, without limitation, any Lender Hedging Obligations.

1.1Notwithstanding any limitation contained in any Loan Document or any other agreement, the Guarantor shall at all times be liable to Lender following demand on Guarantor for the prompt and full payment (and not merely of the collectability), performance and observance of one hundred percent (100%) of all amounts due to Borrower under the Master Lease Agreement.

1. Guaranty of Guaranteed Obligations.  The Guarantor hereby guarantees to Lender the full, complete and punctual payment and performance (and not merely the collectability) of each and all of the Guaranteed Obligations.

3. Guaranty Absolute and Unconditional.  This is a continuing, absolute and unconditional Guaranty of the Guaranteed Obligations.  This Guaranty is not conditioned or contingent upon the genuineness, validity, or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Liabilities of the Borrower or the pursuit by the Lender of any remedies which the Lender has now or may hereafter have with respect thereto under the Loan Documents at law, in equity, or otherwise.  Furthermore, the Guarantor shall forthwith pay all sums due to the Lender hereunder without regard to any counterclaim, setoff, deduction, or defense of any kind which any party obligated under the Loan Documents may have or assert, and without abatement, suspension, deferment, or reduction on account of any occurrence whatsoever.

4. Events of Default.   Upon the occurrence of any event or circumstance giving rise to any of the Guaranteed Obligations, the liabilities and obligations of the Guarantor hereunder shall immediately become due and payable, at the election of the Lender, upon Lender’s written demand.  Lender shall have no obligation to exercise any right or remedy or to seek any recovery from any party obligated under the Loan Documents or to realize upon any collateral prior to proceeding hereunder against the Guarantor, and likewise the enforcement of the rights of Lender against the Borrower, any other party to the Loan Documents, or any collateral, shall not impair the right of the Lender to enforce this Guaranty against the Guarantor.  The Guarantor expressly agrees that any such action by the Lender shall never operate as a release or other diminution of the liability of the Guarantor under this Guaranty.

5. Guarantor’s Representations and Warranties.  The Guarantor hereby represents and warrants that: (a) neither the execution nor performance of this Guaranty or the Master Lease Agreement will violate any indenture, agreement or other instrument to which the Guarantor is a party, or by which the Guarantor is bound, or be in conflict with, result in a breach of or constitute with due notice or lapse of time or both a default under, or except as may be provided by this Guaranty, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Guarantor pursuant to any such indenture, agreement or instrument; (b) there is no action suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened or affecting the Guarantor which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Guarantor; (c) the Guarantor is not party to any agreement or instrument or subject to any restriction adversely affecting the Guarantor’s business, properties or assets, operations or conditions, financial or otherwise; and (d) the Guarantor is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Guarantor is a party.

6. Guarantor’s Waivers; Waiver of Subrogation.  With respect to this Guaranty and Guarantor’s Master Lease Agreement obligation, the Guarantor waives notice of the incurring of Liabilities of the Borrower, the acceptance of this Guaranty by the Lender, presentment and demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any instrument evidencing any Liabilities of the Borrower, acceleration, and intent to accelerate any right to require suit against the Borrower or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty in any manner, any right to marshalling of assets; the defense of impairment of collateral; and all other suretyship defenses.  The Guarantor consents and agrees that renewals and extensions of time of payment, surrender, release, exchange, substitution, dealing with or taking of additional collateral security, taking or release of any guaranties, abstaining from taking advantage of or realizing upon any collateral security or other guaranties and any and all other forbearances or indulgences granted by the Lender to the Borrower or any other party may be made, granted and effected by the Lender without notice to the Guarantor and without in any manner affecting the Guarantor’s liability hereunder. Any notice to the Guarantor by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

The Guarantor also hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Lender against the Borrower or any security which the Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.  The Guarantor also agrees that any and all future debts and obligations of the Borrower to the Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all Liabilities of the Borrower to the Lender.

7. Fees and Expenses.  The Guarantor agrees to pay the Lender any and all costs, expenses and reasonable attorneys’ fees paid or incurred by the Lender in enforcing or endeavoring to enforce this Guaranty.  The Guarantor hereby grants to the Lender a continuing security interest in all accounts, deposits, and property of the Guarantor, and all proceeds thereof, from time to time with or in the hands of the Lender to secure the liabilities of the Guarantor hereunder, and the Lender shall have the same right to setoff with respect to deposits and other credits of the Guarantor as it has with respect to deposits and other credits of the Borrower under any agreements evidencing any of the Liabilities of the Borrower or under any applicable law.

8. Preference, Etc.  The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of, interest on, or fees with respect to any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lender upon insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, all as though such payment had not been made.

9. Choice of Law; Modification; Successors and Assigns .  This Guaranty is executed under and shall be construed in accordance with the local laws (excluding the conflict of laws rules, so-called) of the Commonwealth of Massachusetts (hereinafter the “State”).  It may not be amended, modified or waived except by a written instrument describing such amendment, modification or waiver executed by the Guarantor and the Lender.  It may not be assigned by the Guarantor.  It shall inure to the benefit of the Lender, and its successors and assigns, and shall bind the Guarantor and the successors, representatives and heirs of the Guarantor.

10.  WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY, AND AGREES THATANY SUCH DISPUTE SHALL BE TRIED BEF0RE A JUDGE SITTING WITHOUT A JURY.

11. Jurisdiction and Venue.  The Guarantor hereby irrevocably consents that any legal action or proceeding against the Guarantor or any of the Guarantor’s property with respect to any matter arising under or relating to this Guaranty may be brought in any court of the State, or any Federal Court of the United States of America located in the State, as the Lender may elect, and by execution and delivery of this Guaranty the Guarantor hereby submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Guarantor further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth herein.  The foregoing, however, shall not limit the Lender’s rights to serve process in any other manner permitted by law or to bring any legal action or proceeding or to obtain execution of judgment in any other jurisdiction.  The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding brought in the State arising out of or relating to this Guaranty, and hereby further irrevocably waives any claim that the State is not a convenient forum for any such suit, action or proceeding.

12. Borrower’s Discharge.  If for any reason any of the Liabilities of the Borrower have been discharged or have become irrecoverable from the Borrower by operation of law or for any other reason, the Guaranteed Obligations of the Guarantor under this Guaranty shall nevertheless remain in full force and effect notwithstanding such discharge or irrecoverability.

13. Notices.  Except as otherwise specifically provided for herein, any notice, demand or communication hereunder shall be given in writing and mailed or delivered to each party at its address or telecopier number set forth below, or, as to each party, at such other address or telecopier number as shall be designated by such party by a prior notice to the other party in accordance with the terms of this provision.

Any notice to the Lender shall be sent as follows:

Berkshire Bank

19 Harrison Avenue

Springfield, MA 01103

Attn:  Joseph M. Marullo, Vice President

with a copy to:

Peter W. Shrair, Esquire

Cooley, Shrair P.C.

1380 Main Street

Springfield, MA 01103

Any notice to Guarantor shall be sent as follows:

Griffin Industrial Realty, Inc.

204 West Newberry Road

Bloomfield, CT 06002

with a copy to:

Thomas M. Daniells, Esquire

Murtha Cullina, LLC

CityPlace I

185 Asylum Street

Hartford, CT 06103

All notices hereunder shall be effective (i) three (3) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand, (iii) upon delivery if delivered by overnight courier (such delivery to be evidenced by the courier’s records), and (iv) in the case of any notice or communication by telex or telecopy, on the date when sent.

14. Assignments and Participations.  The Guarantor agrees that the Lender shall have the right at all times to sell its interests in the Loan Agreement and all or any portion of the Liabilities of the Borrower and all documents and instruments evidencing or pertaining to the Liabilities of the Borrower including this Guaranty, and to grant one or more participations in the Liabilities of the Borrower and in all documents and instruments evidencing or pertaining to the Liabilities of the Borrower including this Guaranty, to the extent permitted under and in accordance with the terms of the Loan Agreement.  In connection therewith, the Guarantor hereby irrevocably authorizes the Lender to deliver to each such purchaser, participant and prospective purchaser or participant originals and copies of all loan documents and instruments and this Guaranty and all financial statements and other credit and factual data from time to time in the Lender’s possession which relate to the Borrower and/or all guarantors, including the Guarantor.  This Guaranty is expressly declared to be transferable and assignable.

15. GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS THAT THE GUARANTOR MAY HAVE UNDER SECTION 52-278(a) THROUGH 52-278(g) OF THE CONNECTICUT GENERAL STATUTES (AS AMENDED), INTENDING THEREBY THAT IN THE EVENT OF ANY LEGAL ACTION BETWEEN THE GUARANTOR AND THE LENDER ARISING OUT OF THIS AGREEMENT, THE LENDER MAY INVOKE ANY PRE-JUDGMENT REMEDY, INCLUDING BUT NOT BEING LIMITED TO, GARNISHMENT, ATTACHMENT, FOREIGN ATTACHMENT AND REPLEVIN, WITHOUT GIVING BORROWER ANY NOTICE OR OPPORTUNITY FOR A HEARING.  THIS WAIVER IS MADE BY THE GUARANTOR ON BEHALF OF THE GUARANTOR, ITS SUCCESSORS, AND ASSIGNS, AND SHALL APPLY TO ANY AND ALL ACTIONS AGAINST SUCH SUCCESSORS AND ASSIGNS.

16. Credit Reports.  Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender’s choice, a third party credit report on such legal entity and individual.

17. Severability.  If any other provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part of this Guaranty.

18. Joint and Several Obligations; Gender.  If more than one Guarantor has signed this Guaranty, the obligations of the Guarantor are joint and several.  The term “Guarantor” and all pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter or singular or plural as the context may require.

{SIGNATURE PAGE FOLLOWS}

This Guaranty has been executed by the Guarantor, under seal, as of the date above written.

WITNESS:	GRIFFIN INDUSTRIAL
REALTY, INC.

____________________________	BY:___________________________
Anthony J. Galici
____________________________	Vice President

{Signature Page to the Limited Guaranty}

EXHIBIT E

INTELLECTUAL PROPERTY

NONE

EXHIBIT F

AFFILIATE TRANSACTIONS

NONE

EXHIBIT G

ENVIRONMENTAL DISCLOSURE

EXHIBIT H

SECURED AND UNSECURED DEBT

NONE

EXHIBIT I

LEASES

Second Amendment to Indenture of Lease dated as of June 22, 2017, by and between Tire Rack, Inc. and Tradeport Development III, LLC

First Amendment of Lease dated as of December 8, 2009, by and between Tire Rack, Inc. and Tradeport Development III, LLC

Indenture of Lease dated January 9, 2009, by and between Tire Rack, Inc. and Tradeport III, LLC.

Subordination, Non-Disturbance and Attornment Agreement dated February 6, 2009 by and among Tire Rack, Inc., Berkshire Bank and Tradeport III.